Exhibit 99.B(p)(15)

SECTION 1. CODE OF ETHICS AND RELATED POLICIES

SECTION 1.1 NUVEEN CODE OF ETHICS

Nuveen Compliance | 26 August 2019 Code of Ethics activity of the specific adviser(s) or Affiliated Funds with which you are involved. For other employees, personal trading is typically monitored against the trading activities of all advisers affiliated with Nuveen. You will generally not be permitted to execute transactions in a security on any day when an Affiliate-Advised Account or Portfolio managed by the adviser(s) that you are monitored against has a pending buy or sell order for that security. S U M M A R Y A N D S C O P E What the Code is about Helping to ensure that Nuveen personnel place the interests of Nuveen clients ahead of their own personal interests. INVESTMENT PERSON An Access Person who meets any of the following criteria will in addition be considered an Investment Person: Who the Code applies to and what the implications are This Code applies to individuals in the following categories: • The Access Person is a Portfolio Manager, Research Analyst or Research Assistant, or they otherwise participate in making recommendations or decisions concerning the purchase or sale of securities in any Affiliate-Advised Account or Portfolio. The Access Person has been designated an Investment Person by the Nuveen Ethics Office. • Nuveen Employees based in the US or Canada (except employees of Gresham Investment Management LLC, Westchester Group Investment Management, Inc., and any employees of Greenwood Resources, Inc. who are based outside of Portland, Oregon). Employees of any US-registered investment adviser who are based outside the US, except Gresham Investment Management LLC and Greenwood Resources, Inc. Consultants, interns, and temporary workers based in the US or Canada whose contract length is 90 days or more, unless the Nuveen Ethics Office determines otherwise. Any TIAA employees designated as Access Persons by the TIAA-CREF Funds Chief Compliance Officer or the Nuveen Ethics Office. • Key characteristics of this designation. The vast majority of Investment Persons are employees of Nuveen’s affiliated investment advisers. An Investment Person is prohibited from transacting in securities during the period starting 7 calendar days before, and ending 7 calendar days after, any trade in an Affiliate-Advised Account or Portfolio for which he/she has responsibility. In addition, an Investment Person’s personal transactions will be reviewed for conflicts in the period starting 7 calendar days before, and ending 7 calendar days after, all trades by their associated investment adviser. In some cases, the Investment Person may be required to reverse a trade and/or forfeit an appropriate portion of any profit as determined by the Nuveen Ethics Office. These consequences can apply whether or not the trade was pre-cleared. The personal trading of Investment Persons is generally only monitored against the trading activity of the specific adviser for which they have been designated an Investment Person. • • • Independent directors and trustees of the TIAA-CREF Funds Complex and Nuveen-sponsored or -branded funds have their own Code of Ethics and are not subject to this one. For individuals who are subject to the Code, there are two designations with different implications: Access Person and Investment Person. ACCESS PERSON All Nuveen Employees who are subject to the Code are considered Access Persons, since they have, or could have, access to non-public information about securities transactions and other investments, holdings, or recommendations for Affiliate-Advised Accounts or Portfolios. Key characteristics of this designation. An individual may be considered an Access Person of multiple advisers affiliated with Nuveen, or of only one. If your regular duties give you access to non-public information, or you are an officer of a Nuveen or TIAA-CREF sponsored or branded fund, your personal trading is generally monitored only against the trading

Code of Ethics Page 2 of 8 Important to understand Some of our affiliated investment advisers may have policies of their own that impose additional rules on the same topics covered in this Code. Check with your manager or local/designated Chief Compliance Officer (CCO) if you have questions. Personal trading is a privilege, not a right. Nuveen Employees are expected to follow the law and adhere to the highest standards of behavior—including with respect to personal trading. Any violation of the Code could have severe adverse effects on you, your co-workers, and Nuveen. You may be held personally liable for your conduct and be subject to fines, regulatory sanctions, and even criminal penalties. Because Nuveen can restrict your trading or take actions such as forcing you to hold a position or to disgorge profits, personal trading carries risks beyond normal market risks. Some requirements in this Code apply to Household Members. Each Household Member (see “Terms with Special Meanings” at right) is subject to the same restrictions and requirements that apply to his/her related Nuveen Employee. The Code does not address every ethical issue that might arise. If you have any doubt at all after consulting the Code, contact the Nuveen Ethics Office for direction. The Code applies to appearance as well as substance. Always consider how any action might appear to an outside observer (such as a client or regulator). You are expected to follow the Code both in letter and in spirit. Literal compliance, such as pre-clearing a transaction, does not necessarily protect you from liability for conduct that violates the spirit of the Code. If you have questions about how to comply with this Code, consult the Nuveen Ethics Office. nuveenethicsoffice@nuveen.com brother, sister). grandchild. WHO TO CONTACT Nuveen Ethics Office (Americas) Hotline: 1-800-842-2733 extension 22-5599 TERMS WITH SPECIAL MEANINGS Within this policy, these terms are defined as follows: Affiliate-Advised Account or Portfolio Any Affiliated Fund, or any portfolio or client account advised or sub-advised by Nuveen. Affiliated Fund Any TIAA-CREF or Nuveen branded or sponsored open-end fund, closed-end fund, or Exchange Traded Fund (ETF), and any third-party fund advised or sub-advised by Nuveen. Automatic Investment Plan Any program, such as a dividend reinvestment plan (DRIP), under which investment account purchases or withdrawals occur according to a predetermined schedule and allocation. Beneficial Ownership Any interest by which you or any Household Member—directly or indirectly—derives a monetary benefit from purchasing, selling, or owning a security or account, or exercises investment discretion. You have Beneficial Ownership of securities held in accounts in your own name, or any Household Member’s name, and in all other accounts over which you or any Household Member exercises or may exercise investment decision-making powers, or other influence or control, including trust, partnership, estate, and corporate accounts or other joint ownership or pooling arrangements. Code This Code of Ethics. Domestic Partner An individual who is neither a relative of or legally married to a Nuveen Employee, but shares a residence and is in a mutual commitment similar to marriage with such Nuveen Employee. Federal Securities Laws The applicable portions of any of the following laws, as amended, and of any rules adopted under them by the Securities and Exchange Commission or the Department of the Treasury: •Securities Act of 1933. •Securities Exchange Act of 1934. •Investment Company Act of 1940. •Investment Advisers Act of 1940. •Sarbanes-Oxley Act of 2002. •Title V of the Gramm-Leach-Bliley Act. •The Bank Secrecy Act. Household Member Any of the following who reside, or are expected to reside for at least 90 days a year, in the same household as a Nuveen Employee: •Spouse or Domestic• Parent, stepparent, Partner.grandparent. •Sibling.• In-laws, (mother, •Child, stepchild,father, son, daughter, Independent Director Any director or trustee of an Affiliated Fund who is not an "interested person" within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended. Managed Account Any account, including robo-advised accounts, in which you or a Household Member has Beneficial Ownership and for which you have delegated full investment discretion in writing to a third-party broker or investment manager.

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TERMS WITH SPECIAL MEANINGS (continued)

Nuveen, LLC and all of its direct or indirect subsidiaries worldwide.

Nuveen Employee Any full- or part-time employee of Nuveen, and any consultants, interns or temporary workers designated by the Nuveen Ethics Office.

Private Placement Any offering exempt from registration under the Securities Act of 1933, such as a private equity investment, hedge fund, or limited partnership.

Reportable Account Any account for which you or a Household Member has Beneficial Ownership AND in which securities can be bought or held. This includes, among others:

- All Managed Accounts.
- Any Nuveen 401(k) plan account.
- Any 401(k) plan account from a previous employer that permits transactions in any Reportable Security.
- Any direct holding in an Affiliated Fund.
- Any retirement account or health savings account (HSA) that permits the purchase of any Reportable Security, and any 529 college savings plan that permits the purchase of Affiliated Funds.

The following are NOT considered Reportable Accounts:

- Charitable giving accounts.
- Any 401(k) plan account or any other account held directly with a mutual fund complex or mutual fund-only platform in which open-end, non-Affiliated Funds are the only possible investment.
- Any cash management account with a broker in which a Reportable Security cannot be purchased or sold.
- Any accounts that can invest only in non-Reportable Securities, such as cryptocurrencies or US Treasury securities.

Reportable Security Any security EXCEPT:

- Direct obligations of the US government (indirect obligations, such as Fannie Mae and Freddie Mac securities, are reportable).
- Certificates of deposit, bankers' acceptances, commercial paper, and high quality short-term debt (including repurchase agreements).
- Money market funds.
- Open-end funds that are not Affiliated Funds.

Note that closed-end funds are Reportable Securities.

Reportable Transaction Any transaction involving a Reportable Security EXCEPT:

- Transactions in Managed Accounts. *Section 16 Persons:* Transactions involving Nuveen closed-end funds in any of your Managed Accounts are reportable.
- Transactions under an Automatic Investment Plan; note that transactions that override the pre-set schedule or allocation are reportable.

Section 16 Person Section 16 of the Exchange Act and the rules thereunder impose certain obligations on persons specified in section 30(h) of the Investment Company Act of 1940, as well as insiders of any public company that trades on a national stock exchange (such as a Nuveen closed-end fund). For purposes of Section 16, an "insider" is:

- A director of a public company.
- A designated officer of a public company.
- A person who beneficially owns 10% or more of any class of equity security that is registered under Section 12 of the Exchange Act.
- A portfolio manager of a Nuveen closed-end fund.

Persons subject to Section 16 include portfolio managers of the Nuveen closed-end funds.

GENERAL RESTRICTIONS AND REQUIREMENTS

BASIC PRINCIPLES

1. **Never abuse a client's trust, rights, or interests.** This means you must never do any of the following:
   - Engage in any plan or action, or use any device, that would defraud or deceive a client.
   - Make any material statements of fact that are incorrect or misleading, either as to what they include or omit.
   - Engage in any manipulative practice.
   - Use your position (including any knowledge or access to opportunities you have gained by virtue of your position) to personal advantage or to a client's disadvantage. This would include, for example, front-running or tailgating (trading directly before or after the execution of a large client trade order), or any attempt to influence a client's trading to enhance the value of your personal holdings.
   - Conduct personal trading in any way that could be inconsistent with your fiduciary duties to a client (even if it does not technically violate the Code).
2. **Handle conflicts of interest appropriately.** This applies not only to actual conflicts of interest, but also to any situation that might appear to an outside observer to be improper or a breach of fiduciary duty.
3. **Keep confidential information confidential.** Always properly safeguard any confidential information you obtain in the course of your work. This includes confidential information related to any of the following:
   - Any Affiliate-Advised Account or Portfolio and any other financial product offered or serviced by Nuveen.
   - New products, product changes, or business initiatives.

Code of Ethics Page 4 of 8 • Past, current, and prospective clients, including their identities, investments, and account activity. • Request pre-clearance on the same day you want to trade, during standard US trading hours (9:30 AM to 4:00 PM ET). Be sure your pre-clearance request is accurate as to security and direction of trade. Wait for approval to be displayed before trading. If you receive approval, you may only trade that same day, and only within the scope of approval. If you do not receive approval, do not trade. Place day orders only. Do not place good-til-canceled orders. You may place orders for an after-hours trading session or in foreign markets using that day’s pre-clearance approval, but you must not place any order that could remain open into the next day’s trading session. "Keeping information confidential" means using discretion in disclosing information as well as guarding against unlawful or inappropriate access by others. This includes: • Making sure no confidential information is visible on your computer screen and desk when you are not there. •Not sharing passwords with others. • Using caution when discussing business in any location where your conversation could be overheard. Confidential information may be released only as required by law or as permitted under the applicable privacy policy(ies). Consult the Nuveen Ethics Office or your local/designated CCO before releasing any confidential information. 4. Handle Material Non-Public Information properly. Follow all of the terms described in “Material Non-Public Information” below. Be aware that any failure to handle such information properly is a serious offense and may lead to disciplinary action from Nuveen as well as serious civil or criminal liability. • • 9. Hold positions in securities that are subject to pre-clearance for 6o calendar days, or be prepared to forfeit any gains. Several things to note: You may be required to surrender any gains realized (net of commissions) through a violation of this rule. The 60-day holding requirement is tested on a last-in-first-out basis, across all of your holdings (not just within individual accounts). The 60-day holding requirement extends to any options or other transactions that may have the same effect as a purchase or sale, and to all Reportable Securities except Exchange Traded Funds (ETFs), Exchange Traded Notes (ETNs), Unit Investment Trusts (UITs), and open-end Affiliated Funds. Nuveen-branded or sponsored closed-end funds are subject to the 60-day holding requirement. You may sell the security on the 6oth day after purchase, provided you obtain pre-clearance or an exemption applies. You may re-purchase a security immediately after executing a sale of that same security, which will trigger a new 60 calendar day holding period. You may close a position at a loss at any time, provided pre-clearance has been obtained or an exemption applies. • • 5. Comply with Federal Securities Laws. Any violation of these laws is punishable as a violation of the Code. • 6. Never do anything indirectly that, if done directly, would violate the Code. Such actions will be considered the equivalent of direct Code violations. 7. Promptly alert the Nuveen Ethics Office or your local/designated CCO of any actual or suspected wrongdoing. Examples of wrongdoing include violations of the Federal Securities Laws, misuse of corporate assets, misuse of confidential information, or other violations of the Code. If you prefer to report confidentially, call the TIAA Confidential Helpline at 1-877-774-6492. Note that failure to report suspected wrongdoing in a timely fashion is itself a violation of the Code. • • • PRE-CLEARANCE AND HOLDING REQUIREMENTS 8. Pre-clear any trade in Reportable Securities, including certain Affiliated Funds (see box on next page for additional information). If your trade requires pre-clearance, request approval through the Protegent PTA system (PTA) before you or any Household Member places an order to buy or sell any Reportable Security. Any approval you receive expires at the end of the day it was granted; however, you may place after-hours trades in international markets until 11:59 PM local time on that day. When requesting pre-clearance, follow this process: 10. Comply with trading restrictions described in the prospectuses for all Affiliated Funds. This includes restrictions on frequent trading in shares of any open-end Affiliated Fund. 11. Pre-clear any transaction in a Managed Account that involves your influence. You must also immediately consult with the Nuveen Ethics Office to discuss whether the account in question can properly remain classified as a Managed Account.

Code of Ethics Page 5 of 8 12. Obtain the required approvals before any transaction in a Private Placement. For any private funds advised or sub-advised by Nuveen, you must obtain approval for all transactions (initial investment, subsequent investment, sales/redemptions) except additional capital calls. For all other Private Placements, you must obtain approval for initial and subsequent investments but not sales/redemptions. Approval is required even if the investment is made in a Managed Account. OTHER RESTRICTIONS 13. Never knowingly trade any security being traded or considered for trade by any Affiliate-Advised Account or Portfolio. This applies to employee transactions in securities that are exempt from pre-clearance, and includes equivalent or related securities. For example, if a company’s common stock is being traded, you may face restrictions on trading any of the company’s debt, preferred, or foreign equivalent securities, and from trading or exercising any options based on the company’s securities. 14. Always prioritize client trades over personal trades. Your fiduciary duties to the client are far more important than your personal trading, which is a privilege and not a right. Never delay or in any way alter the timing or terms of a client trade for your personal benefit. 15. Do not engage in trading that involves single stock futures, uncovered short sales or uncovered options on individual securities. For any short position you must own the underlying security in equal notional value. Options are permitted only to generate income or for hedging (that is, selling calls or writing puts that are offset by existing long positions), with the following exceptions: •You may buy or sell (write) uncovered long-term options (those with an expiration of 1 year or more from the date of purchase), subject to the 60-day holding period. •Hedging with puts or with shorts against the box is permitted, however, unless the transaction is a covered call (which can be written when you acquire the underlying position), you must first hold the underlying position for 60 days. 16. Never participate in an investment club or similar entity. 17. Do not engage in excessive or inappropriate trading activity. Never let personal trading interfere with your professional duties. The Nuveen Ethics Office and/or your local/designated CCO, in consultation with your manager, will determine what constitutes excessive or inappropriate trading. 18. Pre-clear the sale of securities in a margin account. Margin accounts are permitted, however you must obtain pre-clearance when selling to meet a margin call, even if the transaction is initiated by a broker. WHAT NEEDS TO BE PRE-CLEARED Pre-clearance required •All actively initiated trades in Reportable Securities, except those listed here under “No pre-clearance required.” • Restricted stock or employee stock options accrued during prior employment or a Household Member’s employment require pre-clearance. If pre-clearance is denied, you may contact the Nuveen Ethics Office to request reconsideration. Be aware that pre-clearance can be withdrawn even after it has been granted, and even after you have traded, if Nuveen later becomes aware of Affiliate-Advised Account or Portfolio trades whose existence would have resulted in denial of pre-clearance. In these cases you may be required to reverse a trade and/or forfeit an appropriate portion of any profit, as determined by the Nuveen Ethics Office. Pre-clearance not required • Shares of any open-end mutual fund (including Affiliated Funds). •ETFs, ETNs, UITs. •CDs and commercial paper. • Securities acquired or disposed of through actions outside your control or issued pro rata to all holders of the same class of investment, such as automatic dividend reinvestments, stock splits, mergers, spin-offs, or rights subscriptions. •Sales pursuant to a bona fide tender offer. • Trades made through an Automatic Investment Plan that has been disclosed to the Nuveen Ethics Office in advance. • Trades in a Managed Account (except that you must pre-clear any trades that involve your influence, any initial purchases of private placements, purchases in any equity IPO, and any sales or redemptions of private placements that are branded, sponsored, advised or sub-advised by Nuveen). •Foreign currencies, including futures. •Commodity instruments. •Index options and index futures. •Direct investments in cryptocurrencies.

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19. **Never purchase an IPO without advance approval.** This includes Managed Accounts. Equity IPO participation is generally prohibited, but approval may be granted in special circumstances, such as when:
    - You already have equity in the company and are offered shares.
    - You are a policy holder or depositor in a company that is demutualizing.
    - A family member has been offered shares as an employee.

    Purchases of initial offerings of fixed income securities, convertible securities, preferred securities, open- and closed-end funds, commodity pools, and secondary equity offerings are generally permitted subject to prior approval from the Nuveen Ethics Office.

MATERIAL NON-PUBLIC INFORMATION **What is Material Non-Public Information?**

Material Non-Public Information is defined as information regarding any security, securities-based derivatives or issuer of a security that is both material and non-public. Information is material if both of the following are true:

- A reasonable investor would likely consider it important when making an investment decision.
- Public release of the information would likely affect the price of a security.

Information is generally non-public if it has not been distributed through a widely used public medium, such as a press release or a report, filing or other periodic communication.

Restrictions and requirements

- Any time you think you might have, or may be about to, come into possession of Material Non-Public Information (whether in connection with your position at Nuveen or not), alert the Nuveen Ethics Office. Alternatively, you may alert your local/designated CCO or Legal office, who in turn must promptly notify the Nuveen Ethics Office. Follow the instructions you are given.
- Until you receive further instructions from the Nuveen Ethics Office, your local/designated CCO, or Legal, do not take any action in relation to the information, including trading or recommending the relevant securities or communicating the information to anyone else.
- Never make decisions on your own regarding potential Material Non-Public Information, including whether such information is actually Material Non-Public Information or what steps should be taken.
- If the Nuveen Ethics Office, your local/designated CCO and/or Legal determine that you have Material Non-Public Information:
  - Do not buy, sell, gift, or otherwise dispose of the issuer's securities, whether on behalf of an Affiliate-Advised Account or Portfolio, yourself, or anyone else.
  - Do not in any way recommend, encourage, or influence others to transact in the issuer's securities, even if you do not specifically disclose or reference the Material Non-Public Information.
  - Do not communicate the Material Non-Public Information to anyone, whether inside or outside Nuveen, except in discussions with the Nuveen Ethics Office and Legal and as expressly permitted by any confidentiality agreement or supplemental policies and procedures of your business unit.

REPORTING REQUIREMENTS

UPON BECOMING A NUVEEN EMPLOYEE

20. **Within 10 calendar days of starting at Nuveen, acknowledge receipt of the Code.** This includes certifying that you have read the Code, understand it, recognize that you are subject to it, have complied with all of its applicable requirements, and have submitted all Code-required reports.

21. **Within 10 calendar days of starting at Nuveen, use PTA to report all of your Reportable Accounts and holdings in Reportable Securities.**

    For each Reportable Account, upload the most recent statement, making sure that it includes information about the broker, dealer, or bank through which the account is held and the type of account.

    For each Reportable Security, provide the security name and type, a ticker symbol or CUSIP, the number of shares or units held, and the principal amount (dollar value). This information must be no older than 45 calendar days before your first day of employment.

    Note that there are separate procedures for Managed Accounts, as described below in item 24. **Within 10 calendar days of starting at Nuveen, report all current investments in private placements (limited offerings).** Limited offerings are Reportable Securities.

22. **Within 30 calendar days of starting at Nuveen, move or close any Reportable Account that is not at an approved firm.** This does not include Reportable Accounts that are 401(k), HSA, or 529 accounts. Contact the Nuveen Ethics Office if you are unsure whether your

Code of Ethics Page 7 of 8 account must be held with an approved firm. The list of approved firms is maintained by the Nuveen Ethics Office and may be accessed on PTA. Under very limited circumstances, it may be possible to obtain a waiver to keep a Reportable Account at a non-approved firm. Examples include: EVERY QUARTER 25. Within 30 calendar days of the end of each calendar quarter, verify in PTA that all Reportable Transactions made during that quarter have been reported. PTA will display all transactions of yours for which it has received notice (except transactions in your TIAA pension or and retirement plan accounts, which you are not required to report because the firm accesses this information directly). For any other Reportable Transactions not displayed, or displayed inaccurately, you are responsible for making any necessary revisions in PTA to complete your certification. 26. For each Reportable Transaction, you must provide, as applicable, the transaction date, security name and type, ticker symbol or CUSIP, interest rate (coupon) and maturity date, number of shares, price at which the transaction was effected, principal amount (dollar value), the nature of the trade (buy or sell), and the name of the broker, dealer, or bank that effected the transaction. It is very important that you carefully review and verify the transactions and related details displayed on PTA, checking for accuracy and completeness. Once again, if you find any errors or omissions, correct or add to your list of transactions in PTA. • An account owned by a Household Member who works at another financial firm with comparable restrictions. An account that holds securities that cannot be transferred. An account that cannot be moved because of a trust agreement. • • To apply for an exception, contact the Nuveen Ethics Office. For any account granted an exception, arrange for the Nuveen Ethics Office to receive duplicates of all periodic statements. If a firm cannot provide duplicate statements directly to the Nuveen Ethics Office, you must take responsibility for providing them yourself. In all cases, if your accounts are not held at an approved firm, you must manually enter all executed transactions in PTA within 5 days of execution. At the discretion of the Nuveen Ethics Office, some consultants and temporary workers may not be required to move or close Reportable Accounts. EVERY YEAR 27. Within 45 calendar days of the end of each calendar year, acknowledge receipt of the most recent version of the Code and certify in PTA as to your Annual Holdings and Accounts Report. The report must contain the information described in item 20 above, and include your certification that you have reported all Reportable Accounts, and all holdings in Reportable Securities at year end. If any of your holdings in Reportable Securities are not displayed in PTA or are displayed inaccurately, you are responsible for making any necessary revisions in PTA to complete your certification. In addition, you must affirm each year through PTA that each Managed Account is properly classified as a Managed Account, for yourself and on behalf of any Household Member. This separate certification does not require broker or investment manager involvement. You also must acknowledge any amendments to the Code that occur during the course of the year. WHEN OPENING ANY NEW REPORTABLE ACCOUNT (INCLUDING A MANAGED ACCOUNT) 23. Get pre-approval for any new Managed Account before any trading activity commences. Using the appropriate form (available from the Nuveen Ethics Office), provide representations that support the classification of the account as a Managed Account. For an account to be classified as a Managed Account, the account owner must have no direct or indirect influence or control over the securities in the account. The form must be signed by the account’s broker or investment manager and by all account owners. You may be asked periodically to confirm these representations. Note that if the Managed Account is not maintained at an approved firm, you are also responsible for providing duplicate statements for the Managed Account to the Ethics Office, if requested. 24. Report any new Reportable Account (other than a Managed Account) that is opened with an approved firm. Do this within 10 calendar days of the date you or a Household Member opens the account or an account becomes a Reportable Account through marriage, cohabitation, divorce, death, or another event.

Code of Ethics Page 8 of 8 when joining Nuveen as well as periodically during the of employment. The Code has been adopted in recognition of Nuveen’s CODE ADMINISTRATION Training You will be required to participate in training on the Code time you are subject to the Code. Exceptions The Code exists to prevent violations of law. The Nuveen Ethics Office may, under certain circumstances, grant waivers from a Code requirement. No waivers or exceptions that would violate any law will be granted. Monitoring The Nuveen Ethics Office is responsible for monitoring transactions and holdings for any violations of this Code. Consequences of violation Any individual who violates the Code is subject to penalty. Penalties could include, among other possibilities, a written warning, restriction of trading privileges, disgorgement of trading profits, fines, and suspension or termination Applicable rules fiduciary obligations to clients and in accordance with various provisions of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940. This Code is also adopted by the Affiliated Funds advised by Nuveen Fund Advisors, LLC, TIAA-CREF Investment Management, LLC and Teachers Advisors, LLC under Rule 17j-1. Some elements of the Code also constitute part of Nuveen’s response to Financial Industry Regulatory Authority (FINRA) requirements that apply to registered personnel of Nuveen Securities, LLC. ADDITIONAL RULES FOR SECTION 16 PERSONS • Pre-clear (through PTA) any transactions in Nuveen closed-end funds and any other closed-end funds of which you are a Section 16 Person. Your request will be reviewed by Legal. • Pre-clear buy/sell transactions involving any Nuveen closed-end funds within your Managed Account(s). • When selling for a gain any securities you buy that are issued by the entity of which you are a Section 16 Person, make sure it is at least 6 months after your most recent purchase of that security. This rule extends to any options or other transactions that may have the same effect as a purchase or sale, and is tested on a last-in-first-out basis. You may be required to surrender any gains realized through a violation of this rule. Note that for any fund of which you are a Section 16 Person, no exception from pre-clearance is available. • Promptly email details of all executed transactions in these securities to the appropriate contact in Legal. • See the Nuveen Funds Section 16 Policy and Procedures for additional information. If you are unsure whether you are a Section 16 Person, contact Legal or the Nuveen Ethics Office.

SECTION 1.1A NWQ INVESTMENT MANAGEMENT COMPANY, LLC SUPPLEMENT TO THE NUVEEN CODE OF ETHICS

NWQ INVESTMENT MANAGEMENT COMPANY, LLC SUPPLEMENT TO THE NUVEEN CODE OF ETHICS DATED AUGUST 26, 2019 The following restrictions and procedures are supplemental to the Nuveen Code of Ethics dated August 26, 2019 (the “Code”) and are applicable to Investment Persons of NWQ Investment Management Company, LLC (“NWQ”). I. I n v e s t m e n t P e r s o n D e s i g n a t i o n All NWQ employees and Multi-Hatted Traders* have been designated Investment Persons for purposes of administering the Code. Additionally, certain Nuveen employees have been designated as NWQ Investment Persons for purposes of administering the Code. II. Review of Investment Person Trades for Conflicts The personal trading activities of all NWQ Investment Persons will be reviewed for conflicts in the period starting seven calendar days prior to a trade by NWQ and ending seven calendar days after a trade by NWQ. Only transactions executed as a result of an investment decision (“block” and “strategy” trades as determined by NWQ) shall be subject to this review; other NWQ trades, e.g. those resulting from cash flow events, shall not be subject to this review. *Multi-Hatted Traders are certain NWQ, Nuveen Asset Management, LLC (“NAM”) and Santa Barbara Asset Management, LLC (“SBAM”) employees who place equity securities transactions for execution on behalf of NWQ, NAM and SBAM. May 2, 2016 September 15, 2016 July 1, 2017 July 1, 2018 January 1, 2019 August 26, 2019 January 2, 2020

SECTION 1.1B NUVEEN MATERIAL NONrPUBLIC INFORMATION AND INSIDER TRADING POLICY

nuveen
A TIAA Company

Nuveen Compliance | 11 November 2019

Material Non-Public Information and Insider Trading Policy

SUMMARY AND SCOPE

What this policy is about

Ensuring all employees identify and properly handle Material Non-Public Information (MNPI) in order to prevent violations of Federal Securities Laws stemming from the misuse of such information.

Who this policy applies to

- All Permanent Employees, consultants, interns, and temporary workers in the US, Canada and Latin America.

Important to understand

Purchasing or selling securities while in possession of relevant MNPI is a violation of Federal Securities Laws on Insider Trading. This includes securities transactions for client accounts or for personal accounts you own or have beneficial ownership in. Advising others to trade in a security while in possession of relevant MNPI is also a violation of Federal Securities Laws.

Private Side Employees may come into possession of MNPI in the normal course of performing their job responsibilities. This policy is intended to establish a barrier around Private Side Employees to ensure that MNPI is properly segregated with Private Side Employees and is not inappropriately shared with or accessed by other employees.

Other employees can encounter MNPI as well. Employees of a Nuveen Equity and Fixed Income Adviser, or others who are not Private Side Employees, could potentially receive MNPI when interacting with executing brokers, underwriters, or officers of publicly traded companies, among others. In these cases, you must always adhere to this policy to ensure the proper handling and safeguarding of MNPI.

This policy may overlap with business unit policies. Your business unit may have supplemental policies on MNPI. You are responsible for knowing which policies apply to your activities and what they mean. You are also responsible for deciding when to seek guidance or clarification.

TERMS WITH SPECIAL MEANINGS Within this policy, these terms are defined as follows:

Insider Trading Purchasing or selling a security (or any derivative thereof), or directing transactions on behalf of others, while in possession of MNPI related to the security.

Nuveen, LLC and all of its direct or indirect subsidiaries worldwide.

Nuveen Equity and Fixed Income Advisers Any Nuveen equity or fixed income registered investment adviser, which specifically includes Nuveen Asset Management, Nuveen Investments Advisers, NWQ, Santa Barbara Asset Management, Symphony Asset Management, TIAA Public Investments, and Winslow Capital.

Federal Securities Laws The applicable portions of any of the following laws, as amended, and of any rules adopted under them by the Securities and Exchange Commission or the Department of the Treasury:

- Securities Act of 1933.
- Securities Exchange Act of 1934.
- Investment
- Investment Advisers Act of 1940. Sarbanes-Oxley Act of 2002.
- Title V of the Gramm-Leach-Bliley Act.
- The Bank

Functional Support Employee All Permanent Employees who work in compliance, legal, finance, human resources, risk management, investment oversight, performance reporting and analytics, or operations and technology. Functional Support Employees are not Private Side Employees.

Material Non-Public Information Information regarding any security, securities-based derivatives or issuer of a security that is both material and non-public. Information is material if both of the following are true:

- A reasonable investor would likely consider it important when making an investment decision.
- Public release of the information would likely affect the price of a security.

Information is generally non-public if it has not been distributed through a widely used public medium, such as a press release or a report, filing, or other periodic communication.

Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

Private Side Employee Employees who may come into possession of MNPI in the normal course of performing their job responsibilities and who do not invest in public securities in the ordinary course of business. This includes all employees of AGR Partners, Churchill Asset Management, Nuveen Private Markets, and TH Real Estate.

Material Non-Public Information and Insider Trading Policy Page 2 of 4 G E N E R A L R E S T R I C T I O N S A N D R E Q U I R E M E N T S 1.Do not buy or sell any securities (or derivatives on them) while in possession of relevant MNPI. This applies to any client account or personal account you own or control. An exception may be made for a transaction in a client account where the counterparty has provided a “Big Boy Letter” that includes certain representations concerning their access to information. Get approval from Legal before executing any trade that would rely on this exception. 2. Never engage in tipping. Any type of effort to persuade, influence, or induce others to trade in an issuer’s securities while you are in possession of relevant MNPI is considered tipping. This is true even if the targets of your efforts do not know what the MNPI is or do not even know it exists. Reporting MNPI Situations 3. Learn the definition of MNPI and promptly report all instances in which you come into possession of MNPI. Always err on the side of caution. If you come into possession of information that you believe could be MNPI, report it. Prompt reporting is critical. The preferred way to report MNPI is by completing the “MNPI Reporting form” available on PTA. Alternatively, you may contact the Nuveen Ethics Office, Americas, directly, or contact your local/designated CCO, who will submit the form for you. Safeguarding MNPI 5. Exercise proper care to ensure any MNPI in your possession is not inadvertently shared with unauthorized personnel. MNPI should never be shared with anyone who does not have business purpose to possess such information. 4. Notify Compliance when any MNPI you have reported ceases to be MNPI. Use the same process as above, the "MNPI Reporting form". Examples include: • Never leave MNPI on your desk or visible on your computer screen when stepping away. Place sensitive materials in a locked drawer or cabinet at the end of each day. Adhering to these “clean desk” principles is essential to physically protecting MNPI. Do not leave any materials containing MNPI unattended in shared spaces. Take care when printing or copying documents containing MNPI to collect copies right away. Double-check conference rooms after each meeting to make sure sensitive materials haven’t been left behind. Do not discuss MNPI in any public area. Even within Nuveen, MNPI can inadvertently be transmitted in any hallway, rest room, cafeteria, elevator, or other similar areas. • A transaction has been concluded and publicly announced. A decision has been made not to pursue the transaction. The specific MNPI has aged to the point that it is no longer relevant. Financial results or projections have been publicly announced. The investment has been sold or otherwise does not exist and you are no longer receiving MNPI. The publicly traded securities no longer exist (for example, because of a restructuring). • • • • • • • PHYSICAL BARRIERS All Private Side Employees must occupy their own designated work area that is physically secure and distinct from all other Nuveen or TIAA office space. Access to Private Side office space must be secured by key card access or a locking mechanism with the same effect. Designated Private Side office space may constitute an entire floor or a cordoned-off section within a floor that may also house non-Private Side Employees. Key card access may be granted to Nuveen Executive Committee members or Nuveen Functional Support Employees who have a business purpose to gain access to designated Private Side office space. To request key card access, send an email to SecHotline@tiaa.org. The Nuveen Ethics Office is responsible for the review and approval of all access requests. All other Permanent Employees, including Nuveen Equity and Fixed Income Adviser employees, will not be granted key card access to designated Private Side office space. Non-Nuveen employees of TIAA will generally not be granted key card access to any Nuveen office space (not limited to the Private Side). All requests for key card access will be referred to the Nuveen Ethics Office, Americas, who will consider access person designation and monitoring requirements when responding to such requests.

Material Non-Public Information and Insider Trading Policy Page 3 of 4 6. Do not forward MNPI to a personal email address. This includes both emails and attachments. where required, ensure the appropriateness and business necessity of the communication, and check that no unauthorized persons are included. Do not use “reply all” without checking whether the information is appropriate for all recipients. 7. Carefully review all of your electronic communications for possible MNPI. Encrypt A D D IT IO NA L G ROU P -SPE CIFI C RE ST RICT IO NS Additional Rules for Private Side Employees 8. You may share and discuss MNPI with other Private Side Employees, Functional Support Employees, and Nuveen Executive Committee members provided there is a legitimate business purpose for doing so. Absent a business purpose, MNPI may not be shared. Additional Rules for Nuveen Equity and Fixed Income Adviser Employees 11. You may not share MNPI with employees of any other Nuveen Equity and Fixed Income Adviser without obtaining prior approval from the Nuveen Ethics Office, Americas, or your local/ designated CCO. The Nuveen Ethics Office, Americas, will coordinate approval with the impacted local/ designated CCO. 9. In the event you divulge MNPI to any Nuveen or TIAA employee other than those mentioned above, inadvertently or otherwise, you must immediately report the occurrence to the Nuveen Ethics Office, Americas, or your local/ designated CCO. 12. You may only share MNPI with fellow employees of your investment adviser, Functional Support Employees, or a Nuveen Executive Committee member when there is a business purpose for doing so. 10. You may initiate contact with Nuveen Equity and Fixed Income Adviser employees to discuss market, industry/ sector, company, economic, and similar types of information. In no way may you discuss any company about whom you possess MNPI without obtaining the prior approval from the Nuveen Ethics Office, Americas, or your local/designated CCO. 13. You may initiate contact with Private Side Employees to discuss market, industry/sector, economic, and similar types of information. You may not initiate any company-specific discussion without obtaining prior approval from the Nuveen Ethics Office, Americas, or your local/designated CCO. 14. If you believe that you may have learned MNPI that is not relevant to your business activities, or there was no business purpose to having obtained such information, you must immediately report the occurrence to the Nuveen Ethics Office, Americas, or your local/ designated CCO. SecHotline@tiaa.org WHO TO CONTACT Nuveen Ethics Office, Americas: Hotline: 1-800-842-2733 extension 22-5599 MNPI Mailbox: MNPI@nuveen.com Badge Ethics Request Mailbox: Your local/designated CCO NUVEEN RESPONSIBLE INVESTING (RI) TEAM The RI team is charged with incorporating Environmental, Social, and Governance (ESG) factors into investment analysis and portfolio construction across asset classes. It works with both Nuveen Equity and Fixed Income Advisers and Private Side investment entities. The RI team may interact freely with all such employees, and in general does not require access to MNPI to fulfill its mission. The team does not make any specific investment decisions for any client portfolios. All Permanent Employees who possess MNPI must take care to avoid sharing it with any member of the RI team. If there is a legitimate business purpose to share MNPI with any member of the RI team, the person with the MNPI must obtain approval from the Nuveen Ethics Office, Americas, before sharing.

Material Non-Public Information and Insider Trading Policy

Page 4 of 4

POLICY ADMINISTRATION

Enforcement

As provided in TIAA's Code of Business Conduct, all employees are expected to comply with applicable laws, regulations, and policies, including this MNPI policy. Violation of this policy may result in disciplinary action up to and including termination of employment.

Roles and Responsibilities Overview

The following represents a high-level summary of roles and responsibilities. Detailed operating procedures are maintained by the Nuveen Ethics Office, Americas, and other Compliance teams as applicable.

- All first line Permanent Employees are responsible for promptly reporting the receipt of MNPI, safeguarding MNPI, not misusing MNPI, sharing it only in accordance with this policy, and immediately reporting any actual or suspected MNPI policy breaches.
- Local/Designated CCOs are responsible for establishing procedures as necessary designed to detect potential unreported instances of MNPI.
- The Nuveen Ethics Office, Americas, receives reports of MNPI either from local/designated CCO or directly from Permanent Employees and maintains consolidated MNPI lists for the Private Side, the Nuveen Equity and Fixed Income Advisers, Nuveen-all other sources, and TIAA Corporate-wide.
- Based upon MNPI lists, the Nuveen Ethics Office, Americas, will impose restrictions and monitor employee trading and transactions by Nuveen Equity and Fixed Income Advisers on behalf of client accounts in accordance with internal procedures.
- The Nuveen Ethics Office, Americas, will escalate and consult with local/designated CCO in regard to any transactions of concern in the securities of MNPI list companies for further review and disposition.
- The Nuveen Ethics Office, Americas, will facilitate a process to reconcile all MNPI lists on a quarterly basis, working in conjunction with local/designated CCO where applicable.
- The Nuveen Compliance Electronic Communication Monitoring team will monitor electronic communications by, and among, the covered employee population relative to the MNPI lists and will escalate items requiring further attention to the Nuveen Ethics Office, Americas, which in turn will coordinate with local/designated CCO.

SECTION 1.1C TIAA CODE OF BUSINESS CONDUCT

Code of Business Conduct

A message from Roger Ferguson As we enter our next century of making a difference for the individuals, institutions and communities we serve, each of us can take pride in the fact that TIAA remains one of the most respected names in the financial services industry. We have maintained this honored status not only for what we do, but how we do it: Maintaining the highest ethical standards. In fact, many of you chose to be a part of the TIAA family of companies because of our values and our commitment to “doing the right thing.” Each year, we renew this commitment by reacquainting ourselves with our Code of Business Conduct and attesting to follow it. The Code embodies our high ethical standards and values, and it provides a firm foundation for our mission, brand and commitment to customers. It asks the best of who we are, and strongly encourages each of us to speak up without fear of retaliation when we suspect that something is not right. Please take the time not only to read it, but also to understand and rely upon it in the daily performance of your jobs. As the TIAA family of companies continues to grow around the world, it is imperative that we continue to hold ourselves to the highest standards of conduct and integrity. I am grateful to every employee, past and present, who has contributed to our trusted reputation. The decisions we make today are foundational to the organization we will be tomorrow. I challenge each of us to do our part to help ensure the reputation and success of TIAA for generations to come. Roger W. Ferguson, Jr. President and CEO T I A A C o d e o f Bu s i n es s C o n d uct 1

A message from Vijay Advani In partnership with Roger Ferguson, I’m pleased to share with you the TIAA Code of Business Conduct, which applies to all of us at Nuveen as part of the TIAA family of companies.* The Code is at the heart of our values and our brand. It defines how we conduct business with our clients and how we interact with our colleagues. The principles within the Code are critical for delivering investment excellence, doing right by our clients and enabling an inclusive environment where all employees are valued and can contribute their best. Collectively, these principles safeguard one of our most precious assets—Nuveen’s reputation for honesty and integrity, which is vital to our business success. TIAA and Nuveen have been doing what is right for the client for more than 100 years. I’m proud to be with an organization that has consistently proven that ethics and integrity matter. As we continue to expand globally at Nuveen, we will have an increasingly diverse workforce, with colleagues from around the world. It is our strong company values that unite us and will continue to set us apart from other firms. Thank you for doing your part to ensure that we continue to earn our trusted reputation every day. Together, with the Code of Business Conduct as our foundation, we will achieve our vision of becoming a premier global investment manager. * Please note: This code is in addition to the Nuveen Code of Ethics, which launched in June 2017 and focuses specifically on requirements related to personal trading. T I A A C o d e o f Bu s i n es s C o n d uct 2

The TIAA Code of Business Conduct contains the following sections and topics: Our culture ................................................................................................................................................................. 3 Our values ................................................................................................................................................................... 4 Why does TIAA have a Code of Business Conduct? ......................................................................................................... 5 The Code of Business Conduct with Guidelines ............................................................................................................... 6 Checklist for Ethical Business Conduct........................................................................................................................... 14 Guidelines for managers ............................................................................................................................................. 15 Reporting Possible Misconduct..................................................................................................................................... 16 Appendix ................................................................................................................................................................... 21 Our culture TIAA’s culture, values and brand have been critical factors in our success, and have served as the foundation for why we occupy a unique place in the world of financial services. Our expertise and our unwavering commitment to integrity and service have all contributed to the organization we are today. Simply stated, our culture comes down to each one of us and the values we bring to our work every day. As we live our values, they work to set us apart from others, reinforcing our stellar reputation and bringing new opportunities for our customers and the TIAA family of companies.

Our values For Teachers Insurance and Annuity Association of America (“TIAA”) and its family of companies, we exist to serve our customers and to provide outcomes that truly matter to them. It is our mission to serve, our ability to perform and the values we embrace that make us different. Here are the values that guide us: Put the Customer First We serve amazing people and institutions. By helping our customers achieve financial well-being, we free them up to better serve the world. Take Personal Accountability Promises matter. We live our values, take responsibility, deliver results and follow through on our commitments to our customers and colleagues. Act with Integrity We are defined by who we are and how we conduct ourselves. We refuse to compromise our high ethical standards–ever. We trust each other and earn our customers’ trust every day. Operate as One Team We’re all on the same team and stronger for it. We have each other’s backs and depend on each other to bring unmatched value to our customers. Value Our People Our people make the difference and help TIAA stand above the rest. To exceed our customers’ expectations, we need to help each other succeed. That means creating an inclusive environment and giving everyone opportunities to contribute and grow. Deliver Excellence If it’s worth doing, it’s worth doing well. We have a winning spirit and strive for the best result in everything we do. We are empowered to look for new and better ways to do things for the benefit of our customers and each other. TIAA Code of Business Conduct 4

Why does TIAA have a Code of Business Conduct? The Code of Business Conduct embodies the values and mission for all employees of the TIAA family of companies and makes plain our requirements of conduct for transacting business. The Code serves as an ethical framework for all of our business -related decisions, actions and interactions with our customers, business partners and each other. Our adherence to this framework remains essential for maintaining our trusted brand name, reputation for excellence and continued success worldwide. Solid corporate values have come to be expected in today’s business world, but what sets us apart is the degree to which we incorporate our Code into our daily business conversations, behaviors and decisions. We all must follow the Code of Business Conduct Each employee of TIAA and its group of companies (which includes its subsidiaries, affiliates and companion companies (collectively, “Company”) is required to comply with the TIAA Code of Business Conduct. Compliance with this Code is also expected of vendors, contingent workers and third parties serving this organization. Each employee must attest to having read and understood the Code and agree to follow it. Any employee who does not comply with the Code or fails to cooperate fully in the investigation of an alleged violation is subject to disciplinary action up to and including termination of employment. TIAA takes allegations of observed or suspected violations of the TIAA Code of Business Conduct seriously and conducts prompt investigations. We are all expected to cooperate fully with any such investigations by providing accurate and thorough responses. TIAA Code of Business Conduct 5 The TIAA Code of Business Conduct specifies that we will: Be Honest and Fair Use Good Judgment Be Accountable Be Respectful and Promote Inclusion Comply with Laws and Regulations Protect Customer and Company Information Ask Questions and Speak Up

The Code of Business Conduct with Guidelines

1. Be Honest and Fair

We are committed to conducting our business affairs honestly, fairly and with transparency, and believe all three are essential for winning and maintaining our customers' trust. We must maintain high standards of ethical business conduct and display personal integrity at all times. Doing so is paramount to protecting our Company's reputation and meeting our commitments to the people with whom we work and the customers and institutions we serve.

Honesty

fairness and straightforwardness of conduct; adherence to the facts

Fair

just, honorable

Guidelines for Being Honest and Fair

Deal fairly with everyone, including customers, suppliers, competitors and employees while also remembering your professional responsibility comes before your personal interests.

Do not take unfair advantage of another person or party through improper business practices, including: manipulation, fraud, coercion, intimidation, concealment, misuse of confidential information, misrepresentations or criminal wrongdoing.

Be clear and forthright concerning your motivations, priorities and decisions.

Deliver excellence through outstanding work and service to our customers.

Listen to our customers and help them make sound financial decisions.

Obtain appropriate approval before engaging in activities that could pose a potential conflict of interest, such as public office, board appointments, political contributions, secondary employment and other outside business activities, business investments and gifts. Your position at TIAA cannot be used for inappropriate personal gain for you or a member of your family.

TIAA Code of Business Conduct 7

2. Use Good Judgment Exercising good judgment involves thinking things through and considering the short-and long-term consequences of a decision or action. This may involve sharing information, working through ideas with others and sometimes holding off on an action to avoid a harmful outcome. We should be thoughtful in our approach and conduct ourselves in a way that aligns with TIAA’s mission and values. Let’s never forget that our Company’s reputation is one of its most valuable assets. Using good judgment is an important way to safeguard it. Each of us plays a vital role in protecting the TIAA name and associated brands and has a stake in the success of our efforts. Guidelines for Using Good Judgment Obtain input and signoff as appropriate from key internal partners before finalizing a decision. Take action to ensure all relevant considerations are taken into account and appropriately weighed, consistent with the Company’s mission and values. Act as a brand ambassador whenever you represent the Company externally, whether for work, business travel or other reasons. Exercise care in the use of email, the Internet and social media on behalf of the Company or when using Company resources. Choose words carefully when responding to inquiries or representing our Company with customers or industry groups. Direct all media-related inquiries to the Company to your Communications representative. Uphold our Company’s values and rules in regard to gifts, entertainment, sourcing and solicitation. Comply with our organization’s policies regarding conflicts of interest. If you are unsure, consult your Compliance Officer or Human Resources representative. Understand, identify and mitigate risks that may arise from your responsibilities, which include knowing what options are available and the impact of your choices. T I A A C o d e o f Bu s i n es s C o n d uct 8 Judgment the process of forming an opinion or evaluation by discerning and comparing

3. Be Accountable We are personally accountable and answerable for what we do, say and write. We not only take ownership of our own job responsibilities, but support our managers, teams and colleagues as they carry out their duties and obligations. We accept the fact that we’re only human and may make mistakes. When mistakes happen, we own our role and do what we can to correct them. Guidelines for Being Accountable Accountable to explain actions and decisions to someone; to be responsible for something Respect and follow internal policies and procedures. Take personal responsibility for your words and actions. Admit to mistakes and take action to correct them. Keep your promises and commitments. Help each other succeed in helping our customers. Work with others to accomplish goals and objectives. Prepare and submit timely and accurate financial reports.

4. Be Respectful and Promote Inclusion Mutual respect and professional conduct are, and have always been, central to our corporate culture. We are aware of and value the diversity of our employees, and take steps to ensure that every company in the TIAA family provides an inclusive workplace for all employees. We understand that our differences make us stronger by vetting our ideas and plans against the experiences and opinions of others, and we value those experiences and opinions for their ability to lead us to better outcomes. We cannot allow our differences to become a source of disrespect, exclusion or discrimination. Rather, they must always be a source of strength that is leveraged for the continued success of the Company. Guidelines for Respect and Inclusion Respect differences of opinion, perspectives or approaches to a particular situation. Treat everyone fairly, without regard to age, race, gender, ethnicity, sexual orientation, gender identity, disability, religion or any other category protected by applicable law. Discrimination, harassment and retaliation are strictly prohibited, as is engaging in intimidating, demeaning or offensive behavior. Value and use diversity and its many dimensions to enrich our business results and practices. TIAA Code of Business Conduct 10 Respect regard, esteem, deference, admiration Inclusion action of including or bringing a person into a group or conversation for purposes of active participation

5. Comply with Laws and Regulations Our business activities are subject to many laws and regulations, including comprehensive regulations governing our insurance, retirement, asset management and banking activities. In addition, non -discrimination and other employment laws govern the workplace. We are committed to conducting our business in a compliant manner. All employees are responsible for understanding and following the specific legal and regulatory requirements that apply to our activities, as well as applicable policies and procedures. Guidelines for Complying with Laws and Regulations Know and comply with federal, state and local laws and regulations applicable to your job responsibilities. Know and comply with corporate, business unit and support area policies and procedures applicable to your job responsibilities. Complete mandatory training and required attestations on time. Maintain required licenses and registrations, including continuing education. Ask for guidance and/or clarification about applicable laws, regulations, policies and procedures when you have a question or are uncertain about their requirements. Report any concerns about matters that may put the Company or our customers at risk or conduct that may violate this Code. You are encouraged to raise good faith concerns without fear of retaliation, which is not tolerated by the Company. TIAA Code of Business Conduct 11 Comply to conform, submit or adapt as required or requested

6. Protect Customer and Company Information All of us who work in the TIAA family of companies are required to protect customer and Company information. That means we should review or share customer information only to the extent permitted, required and necessary to conduct the business of our Company. Proprietary business information—including customer data, investment data, product information and business strategy—should be shared only with appropriate parties on a need-to-know basis. Guidelines for Protecting Customer and Company Information Follow information security and privacy standards and procedures for handling customer and business information. Do not alter, misrepresent or manipulate company records or financial reports. Accurate and thorough records must be maintained in accordance with record retention requirements, including the destruction of company records, as established by law, regulation or company policy. Report any suspicious activity or behavior that could compromise Company or customer information. Immediately report any possible breach of information security or compromise of proprietary data. TIAA Code of Business Conduct 12 Protect to cover or shield from exposure, injury, damage or destruction; guard

7. Ask Questions and Speak Up Our corporate culture empowers employees to Speak Up by asking questions, voicing concerns and sharing opinions in good faith. We work in a complicated business with many legal, regulatory and business requirements, and we face numerous demands on our time. When we are unsure about how to proceed or just want clarification on a matter, we should feel free to ask questions. When you have concerns, Speak Up. You should raise them by speaking to your manager or another manager, or by making a report through the Ethics Helpline. See the Reporting Possible Misconduct section for more information on how to report and to determine the most appropriate reporting solution for your concern. Guidelines for Asking Questions and Speaking Up If there is something you do not understand, ask someone who is in a position to help you. If you have concerns about work-related issues, tell someone who can best do something about it. Do not demean colleagues who express a different opinion, perspective or point of view. Do not retaliate against an employee who Speaks Up. TIAA Code of Business Conduct 13 Speak Up means to ask questions, voice concerns and share opinions in good faith with intent to add value or mitigate a possible risk

Checklist for Ethical Business Conduct Use the following questions to help you follow our Code when representing or making decisions on behalf of the Company. They provide guidance and direction for compliance that may be helpful to you on a daily basis. Please remember... Neither the Code nor these guidelines can anticipate every possible situation. If you need guidance or assistance on a matter related to ethical conduct, speak to your manager or to an employee in a supporting or advisory role, such as Human Resources, Compliance or Internal Investigations. Is the proposed activity legal? Are you acting ethically, fairly and in good faith? Is this activity consistent with TIAA’s values? Are you acting in the best interest of the customer? Could this activity be considered fraudulent or misleading? Could this activity damage TIAA’s reputation or brand image? Could TIAA lose customers if this information were made publicly available? Would you be embarrassed if the detail of this activity were known by your colleagues, team members or family and friends, or if it appeared in a newspaper or on the Internet? Could this activity in any way be interpreted as, or appear to be, inappropriate or unethical behavior? TIAA Code of Business Conduct 14

Guidelines for managers Address right away any suspicions of ethical concerns or misconduct brought to you in good faith and escalate serious concerns for further investigation. Follow up on all reports brought to your attention. Take your management and supervision responsibilities seriously. Inform your team about options for reporting possible misconduct. Point out and explain pertinent laws, regulations, policies and compliance manuals related to your work. Never ignore a report of conduct that is in conflict with our policy of diversity and inclusion. Seek assistance from your Human Resources Business Partner. Do not engage in retaliation against an employee who Speaks Up. Lead by example. Be a role model for personal integrity and ethical business conduct. Answer questions promptly. The sooner you respond, the sooner the problem will be addressed. Encourage employees to ask questions and foster an environment that welcomes them. Provide guidance to direct reports and others who are questioning a decision or course of action. TIAA Code of Business Conduct 15

Reporting Possible Misconduct

If you suspect or witness possible misconduct If you suspect or witness what you believe in good faith to be a violation of this Code, law, regulation or Company policy, Speak Up immediately. It is much easier for TIAA to fix a problem than a damaged reputation. There are a number of different options and ways to relay your concerns. Speak Up without fear of retaliation TIAA encourages employees to voice concerns freely. Fear of retaliation should never be a deterrent to Speaking Up. We take seriously all claims of retaliation against those who Speak Up and will investigate all such claims. The Company does not tolerate retaliation against an employee who Speaks Up, as part of or outside of an investigation. Individuals who retaliate will be subject to disciplinary action up to and including termination of employment. www.tiaaethics.org 704-988-2602 or internalinvestigations@tiaa.org TIAA Code of Business Conduct 17 Speak Up resources1: Lots of ways to be heard Any managerGeneral Counsel for your organization Employee Relations:Compliance Officer for your organization 844-4-TIAAHR (option 7) or HRServices@tiaa.org Ethics Helpline: Any HR Business Partner or similar contact877-774-6492 (anonymous reporting where Internal Investigations:permitted by law) or use the web reporting form: Global Security Team: 866-800-0012 or sechotline@tiaa.org or corporatesecurity@tiaa.org It is important that you call the correct Ethics Helpline number for your company/location. A list of Ethics Helpline phone numbers can be found in the directory at the end of the Code.

Guidelines for reporting misconduct Maintain your integrity. Always report in good faith. Speak Up about any activity that could be harmful to a fellow employee, the brand or the reputation of the Company. Use discretion. If helpful, seek guidance from a trusted partner, such as your HR Business Partner, Compliance Officer, Internal Investigations or your manager. If you are subject to the Advisers Act, report possible noncompliance to your Compliance Officer. Cooperate with any subsequent investigation or other follow-up related to your report. Be specific about the activity you observed or experienced. Be clear about the problem or risk presented by the activity when reporting a concern. Report to prevent or stop unfair or inappropriate behavior such as harassment or abuse. TIAA Code of Business Conduct 18

Helpline Directory The TIAA Ethics Helpline has dedicated telephone numbers in the countries as indicated below: India United Kingdom 000-800-0501-964 0800-069-8160 United States 1-877-774-6492 For all other countries in the chart below, call center representatives of Convercent and My Safe Workplace will greet you. Please be prepared to provide your employer name so that your report is routed appropriately. Ethics Helpline International Numbers Australia Australia 1-800-763-983 France France 0805-080339 Austria Austria 0800-281119 Germany Germany 0800-181-2396 Brazil* Brazil 0-800-892-2299 Hong Kong Hong Kong 800-906-069 Canada Canada 1-800-235-6302 Italy Italy 800-727-406 Chile Chile 1230-020-3559 Japan Japan 0800-170-5621 China China 400-120-3062 Colombia* Colombia 844-397-3235 Colombia (Bogota-local) +57-13816523 Luxembourg Luxembourg 0-800-27-311 Netherlands* Netherlands 0-800-022-0441 Panama Panama 800-2066 Denmark Denmark 8082-0058 Poland Poland 00-800-141-0213 Finland Finland 0800-07-635 * Anonymous reporting not permitted. TIAA Code of Business Conduct 19

Helpline Directory (cont’d) Romania* Romania 0-800-360-228 Sweden Sweden 020-889-823 Singapore Singapore 800-852-3912 Uruguay Uruguay 000-401-912-22 Spain* Spain 900-905460 * Anonymous reporting not permitted. TIAA Code of Business Conduct 20

Appendix Our Obligations as a U.S. Government Contractor At-Will Employment The Code and Guidelines are not intended to, and do not, create an employment contract (or other contractual obligation) of any kind with any Company employee. Unless otherwise provided by written agreement with your employer, your employment is “at-will,” meaning that either you or your employer may end employment without notice for any reason or no reason at all. Further, nothing herein constitutes conditions of employment or should be construed as express or implied contractual commitments by the Company. Our Company has special obligations regarding fair employment practices and is subject to regulatory oversight of our hiring and workplace policies. We are committed to providing equal opportunity in all of our employment practices, including hiring, promotion, transfer and compensation of all applicants and employees without regard to race, color, sex, sexual orientation, gender identity, religion, age, marital status, national origin, disability, citizenship status, veteran status, genetic information or any other “protected category” set by applicable law. Respect for Your Rights Nothing in this Code or any Company policy shall, or shall be construed to, limit any employee’s right, if any, to discuss the terms and conditions of employment or to engage in protected concerted activity as defined by law (such as the Section 7 of the U.S. National Labor Relations Act). In addition, neither this Code nor any Company policy shall be construed to prohibit you from filing a complaint or communicating, reporting or assisting in the reporting or investigation of possible violations of federal, state or local law or regulations to any governmental agency or self-regulatory organization, or making other disclosures that reasonably may be protected under whistleblower or other provisions of any applicable federal, state or local law or regulation. Prior authorization of, or notice to, TIAA is not required to make any such reports or disclosures. However, the organization wants employees to share such concerns anonymously (in countries where permitted by law), if desired, by contacting the Ethics Helpline without fear of retaliation. Phone numbers for the Ethics Helpline can be found in the Helpline Directory section of this Code. In addition to respecting protected categories, we are respectful and considerate of every individual in the conduct of our business, regardless of differences in belief systems, styles, experiences, perspectives and other things that shape their uniqueness. Non-U.S. Operations As the Company expands its operations internationally, the management principles established in the Code will apply absent potential conflicts with applicable laws in other jurisdictions. These conflicts may involve applicable laws of two or more countries or this Code and applicable non-U.S. laws. If such a circumstance presents, please consult with Oversight and Advocacy for guidance on how to resolve that conflict properly. TIAA Code of Business Conduct 21

C TIAA 1 For associates outside the United States, use the email addresses provided for Employee Relations, Internal Investigations and Global Security as the listed telephone numbers may not be appropriate. For associates in India, use Grievance@in . tiaa .org for Employee Relations and DL SecurityHelpdeskGodrejOne@tiaa.org for Global Security. In some countries, international regulators provide confidential hotlines of which staff must be made aware at their workplace. Telephone instructions for the Ethics Helpline for international associates can be found in the TIAA Code of Business Conduct on pages 18 and 19. TIAA Code of Business Conduct ©2020 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017 141035974 (03/20)

SECTION 1.2 NUVEEN GLOBAL BUSINESS GIFT, MEAL, AND ENTERTAINMENT POLICY

Nuveen Compliance | 20 February 2020 Global Business Gift, Meal, and Entertainment Policy S U M M A R Y A N D S C O P E What this policy is about Ensuring that Business Gifts, Meals, and Entertainment — whether domestic or international, given or received — do not violate any laws or regulations, including the Bribery Act (UK) of 2010 and similar global anti-bribery laws. The policy also addresses the importance of avoiding, in fact or appearance, any attempt at improper influence, inducement, or compensation. You may accept Business Entertainment and Business Meals from a Business Partner only when there is a business purpose and potential business benefit for Nuveen, and ultimately for our clients. Never view an offer of Business Entertainment or Meals as an entitlement or benefit resulting from your position with Nuveen. Business Gifts, Business Meals and Business Entertainment must never be linked to a specific outcome or arrangement. Currency amounts apply as translated into the appropriate local currency. All US dollar amounts in this policy, whether for value limits, pre-clearance, or reporting thresholds, apply worldwide at the value of each local currency, measured at the time the transaction occurred. Who this policy applies to •All Permanent Employees worldwide (Greenwood and Westchester employees: only those notified by their local/ designated Chief Compliance Officer (CCO)). •Any consultants or temporary workers notified by the Nuveen Ethics Office or their local/designated CCO that this policy applies to them. Important to understand Business Gifts, Business Meals, and Business Entertainment are complex topics involving strict rules and dollar limits as well as the need for good judgment. Before offering or accepting any Business Gift, Business Meal, or Business Entertainment, it’s essential that you be familiar with the rules, including applicable pre-clearance and reporting obligations. However, it’s equally essential that you exercise appropriate judgment in situations that, even if within the rules, could appear improper to an independent observer (such as a regulator or member of the media). Exercise particular caution before providing Business Gifts, Business Meals, or Business Entertainment to government officials, as much stricter rules apply. This applies to government officials at all levels everywhere in the world. Some non-US jurisdictions set stricter rules than US, and these may apply when doing business in those jurisdictions or with Business Partners from such jurisdictions. See the tables on pages 5 and 6. nuveenethicsoffice@nuveen.com TERMS WITH SPECIAL MEANINGS Within this policy, these terms are defined as follows: Business Entertainment Any sporting event (whether you are a spectator or participant), cultural event, or similar entertainment that you and a Business Partner attend together and that one of you provided. Business Gift Anything of value that is given to, or accepted from, a Business Partner. It includes prizes (whether awarded by skill or chance) and any discount or rebate not generally available to the public. Business Meal Any meal or drinks that you and a Business Partner participated in together and that one of you provided. Exception: meals that are in connection with an approved training and education event are not considered Business Meals. WHO TO CONTACT Nuveen Ethics Office, Americas: 1-800-842-2733, extension 22-5599 Nuveen Ethics Office, Europe and Asia-Pacific: gifts.entertainment@nuveenglobal.com 0044 (0) 20 3727 8237

Global Business Gift, Meal, and Entertainment Policy

Page 2 of 7

TERMS WITH SPECIAL MEANINGS (continued)

Business Partner Any:

- Current or prospective client, a consultant, or a vendor, supplier, or provider of any service to Nuveen.
- Employee, agent, officer, or representative of any of the above, or of an issuer.

Close Family Member Any of the following, whether or not they reside in the same household as you:

- Spouse or domestic • Child, stepchild, grandchild.
partner. • In-laws (mother, father, son,
- Parent daughter, brother, sister).
- Sibling.

Non-US Government Official Any individual or entity that meets any of the following criteria with respect to any government or political party outside the United States:

- Is an employee of any government entity or subdivision (including, for example, a government hospital, utility, or sovereign wealth fund).
- Is an officer or employee of any company that is
- Is an elected official, a candidate for public office, or is an official of a political party, or a political party itself.
- Is acting on behalf of a government entity, even if just temporarily, and you are aware of this.

Is an officer, employee, or representative of a public international organization, such as the World Bank or the United Nations.

Nuveen, LLC and all of its direct or indirect subsidiaries worldwide.

Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

US Government Official Any elected or appointed official at any level of government in the US and its territories (such as Guam, the US Virgin Islands or Puerto Rico), and any candidate for federal, state, or local office in the US and its territories.

This includes any board members or personnel of a state or local retirement plan or government-controlled enterprise.

HOW TO PRE-CLEAR AND REPORT UNDER THIS POLICY

Pre-clearance

Use the Protegent PTA system (PTA) to request pre-clearance. If you don't have access to PTA, contact your local/designated CCO, who will coordinate the review and approval with both the Nuveen Ethics Office and your manager, as appropriate.

Reporting

- For Business Gifts, Business Meals and Business Entertainment that you *provide*, entries you make in the Concur or Expensys system to process expense reimbursements will also satisfy your reporting obligations under this policy. If your business group does not utilize the Concur or Expensys system, use PTA for these reports.
- For Business Gifts, Business Meals and Business Entertainment that you *receive*, report through PTA . If you don't have access to PTA, contact your local/designated CCO, who will coordinate the reporting with both the Nuveen Ethics Office and your manager, as appropriate.

Refer to the tables on pages 5 and 6 to find out when pre-clearance or reporting is required.

GENERAL RESTRICTIONS AND REQUIREMENTS

General matters

1. **Never give or receive a Business Gift, Business Meal, or Business Entertainment if there is any "quid-pro-quo" arrangement.** This means that there may never be an understanding (either explicit or implicit) that the Business Gift, Business Meal, or Business Entertainment is specifically linked to a certain business outcome. In particular, Business Gifts, Business Meals, or Business Entertainment cannot be received in return for the purchase or sale of any securities or other property to or from any fund, product, or account managed by Nuveen.

2. **Understand what is considered a Business Gift and what is considered a Business Meal or Business Entertainment.** To qualify as a Business Meal or Business Entertainment, both you and a Business Partner must be present.

   If that is not the case, then the value given or received must be reported as a Business Gift, meaning that it will be subject to the explicit $100 limitation on gifts.

3. **Never knowingly violate a Business Partner's gift, meal, or entertainment policies.** If you think the value of a planned offer of a Business Gift, Business Meal, or Business Entertainment might exceed the Business Partner's limit, ask the Business Partner to confirm that it

Global Business Gift, Meal, and Entertainment Policy Page 3 of 7 is permissible and consult with the Nuveen Ethics Office or your local/designated CCO as appropriate. 4. Never solicit a Business Gift, Business Meal, or Business Entertainment. If someone else solicits any of these from you, politely decline, citing the need for clearance, and report the incident to the Nuveen Ethics Office. 5. Do not provide or pay for a Business Gift, Business Meal, or Business Entertainment with your own money except as specifically allowed under this policy. You must always seek reimbursement from Nuveen. Enter all Business Gifts, Business Meals, and Business Entertainment you provide into the Concur or Expensys system or your local expense reimbursement system; unless the expense is contrary to Nuveen’s expense policy, Nuveen will reimburse you. However, for cases where you have both a personal and business relationship with a Business Partner, see page 4. In certain instances, the Nuveen Ethics Office may also deem it appropriate to consult with and obtain approval from local senior management and/or directors. Additional rules for Business Gifts 9. Never give or accept cash or cash equivalents as a Business Gift. This includes securities, checks, and items such as gift cards and gift certificates. These will be considered cash equivalents even if they can be redeemed only for goods and services. 10. Report all shared Business Gifts, and include them in gift value calculations. For Business Gifts shared among Permanent Employees, one report for each Business Gift is sufficient, but each individual in the group that receives the Business Gift must be noted in the report. For gifts shared across a work group, you may alternatively list the work group and their location/floor. For Business Gifts sent to be shared among employees of a Business Partner, one report is also sufficient, and it should include a reasonable list of each employee of the Business Partner who shared in the gift. 6. Never give or receive Business Gifts, Business Meals, or Business Entertainment that are inappropriate in themselves. This applies to gifts or activities that are illegal or could otherwise raise ethical concerns or damage Nuveen’s reputation. 7. Always check the tables on pages 5 and 6 of this policy for details on whether you must pre-clear and/or report a Business Gift, Business Meal, or Business Entertainment, and whether any specific prohibitions or limits apply. The following are some key points to be aware of: Additional rules for Business Entertainment 11. As referenced in the table on pages 5 and 6, you must preclear and obtain approval from the Nuveen Ethics Office (who will consult with any applicable Chief Compliance Officer) to accept any Business Entertainment that is valued over $300 per person. Accepting Business Entertainment valued over $300 per person without obtaining pre-clearance from the Nuveen Ethics Office shall constitute a violation of this policy. The Nuveen Ethics Office will consider relevant facts and circumstances when determining whether to approve such requests. Note that the strictest application of this standard will be applied to employees engaged in portfolio management, research, or trading activities, and approval to accept Business Entertainment above the $300 threshold is unlikely. 12. If you believe there is a business benefit to attending an event that was not approved by the Ethics Office pursuant to #11 above, consult your manager. If your manager determines that the event is appropriate and beneficial from a business perspective, he/ she can authorize Nuveen to reimburse the host of the event at the greater of face value or market value. However, you must provide notice to the Nuveen Ethics Office of the intent to attend the event and commitment to reimburse the Business Partner host. Reimbursement by Nuveen validates the event’s business purpose and removes any appearance of conflict that would result if the host had funded the entertainment. Never use your own funds (without seeking reimbursement from Nuveen) to reimburse a Business Partner for the cost of attending an event. • For non-governmental Business Partners, before either providing or receiving any Business Meals, or Business Entertainment, you must pre-clear if the amount is expected to exceed $300. There is also an annual $100 limit for Business Gifts given or received, and all Business Gifts must be reported. For government officials, (US or Non-US), stricter limits and requirements apply. Certain jurisdictions may also have stricter limits, which may apply not only to government officials, but also to Business Partners more broadly. Business Meals and Business Entertainment provided or accepted on the same date are considered separate for purposes of any specific limits or requirements. • • • 8. If possible, check with your manager before submitting your pre-clearance request. In those cases where pre-clearance is required, both your manager and the Nuveen Ethics Office will need to approve, so consulting with your manager beforehand will expedite the process. Your local/designated CCO may also play a role in advising you and/or facilitating preclearance with the Nuveen Ethics Office.

Global Business Gift, Meal, and Entertainment Policy Page 4 of 7 13. Never buy tickets from, or sell tickets to, a Business Partner. In addition, do not accept tickets from a Business Partner in return for a charitable donation. 17. You may provide or receive routine ground transportation, such as train, bus, or car service, in connection with a Business Meal, Business Entertainment, or a business meeting. Such transportation does not factor into the value of any related Business Meal or Business Entertainment, and does not require pre-clearance except when it is provided to US Government Officials or Non-US Government Officials. 14. Special rules apply when using Nuveen’s season tickets or arena suites. Except when hosting US Government Officials or Non-US Government Officials, you do not need pre-clearance to host a Business Partner using any season tickets or arena suite to which Nuveen has subscribed. However, the group at Nuveen that administers these tickets must maintain records that include a description of the event and the names and employers of the Business Partners who will attend, along with the names of all Nuveen host(s). In general, the same individual should not be hosted more than four times during a calendar year. Gifts, meals, and entertainment with both business and personal elements 18. In cases where you have both a personal and business relationship with a Business Partner, you must ask the Nuveen Ethics Office to determine whether any gift, meal, or entertainment is considered personal or business. The only exception is gifts, meals, and entertainment between you and Close Family Members, which are always considered to be personal and are not subject to pre-clearance or reporting requirements. In other cases, whether gifts, meals, or entertainment are considered personal or business depends on the circumstances. Factors include: Additional rules for travel and lodging 15. Paying for lodging, air travel, or luxury rail travel as part of Business Entertainment or Business Meals is generally prohibited. However, an exception can sometimes be granted if the lodging, air travel or luxury rail travel is provided in connection with: • An investors meeting (for example, a board meeting or onsite investment property review). You must obtain pre-clearance from the Nuveen Ethics Office. A training/educational event. You must obtain preclearance from your local/designated CCO, who will coordinate with the Nuveen Ethics Office. Note that meals provided in connection with training and educational events are not considered Business Meals. (Registered representatives of Nuveen Securities, LLC should refer to its Cash and Non-Cash Compensation Policy.) A recognition event for certain Business Partners who provide services to Nuveen. You must obtain pre-clearance from the Nuveen Ethics Office. Factors affecting approval in such cases include: whether any broker-dealer registered personnel are involved, the nature of the relationship with the Business Partner, whether the Business Partner is either a US Government Official or a Non-US Government Official, and the value of the travel or lodging. • • Whether there are any actual or perceived conflicts. Whether the personal or business aspect is more significant. Who paid for the gift, meal, or entertainment (the individual or the company). The occasion (birthday or wedding vs. a business accomplishment). • • • If it might reasonably appear that you are in a position to influence Nuveen's business with the Business Partner, the gift, meal, or entertainment will generally be viewed as a Business Gift, Business Meal, or Business Entertainment (except in the case of a Close Family Member), and therefore be subject to all of the requirements of this policy. • 16. Receipt of lodging, air travel (whether on a commercial airline or private plane), or luxury rail travel from a Business Partner is also generally prohibited. An exception may sometimes be appropriate for lodging or travel offered to you in connection with, for example, invitations to speak at conferences. However all such exceptions will be considered on a case-by-case basis. You must obtain pre-clearance from the Nuveen Ethics Office. VALUING A GIFT, MEAL OR ENTERTAINMENT • Gifts given: purchase price (excluding any taxes and shipping). •Gifts received: good-faith estimate of retail value. • Tickets received as entertainment: face value or market value, whichever is higher. You should use a ticket broker’s website to check the market value. If you need assistance, contact the Nuveen Ethics Office. • Meals or entertainment received: good-faith estimate of the cost of your portion of the meal or entertainment (including the portion associated with any guest you plan to bring or have brought). •Meals or entertainment hosted: Actual cost to Nuveen.

Global Business Gift, Meal, and Entertainment Policy Page 5 of 7

SPECIFIC RESTRICTIONS AND REQUIREMENTS FOR NON-GOVERNMENTAL BUSINESS PARTNERS

(see next page for rules on Government Officials)

Business Gifts		
Rule	**Offered or given to Business Partner**	**Received from or offered by Business Partner**
Limits	• Limited to a TOTAL value of $100 per INDIVIDUAL per calendar year.	• Limited to a TOTAL value of $100 per ENTITY per calendar year (meaning you may receive no more than $100 a year in gifts from everyone associated with a given Business Partner). • Do not accept cash or cash equivalents.
	• *UK-based Business Partners*: Do not offer, provide, or accept gifts worth $50 or more to/from Business Partners based in the UK.	
Report	• ALL gifts given. If you use Concur or Expensys for reimbursement, this reporting obligation will be satisfied. Otherwise, report gifts within 14 calendar days after you give them.	• ALL gifts received (within 30 calendar days after receiving it
Exceptions	• Items with a Nuveen or Business Partner logo that are valued at less than $50 do not count toward the gift limit and do not need to be reported.	
Business Meals		
Rule	**Offered or provided to Business Partner**	**Received from or offered by Business Partner**
Pre-clear	• Any meal that costs more than $300 per person. If it is impractical to pre-clear the meal, report it promptly.	
	• *UK-based Business Partners:* Pre-clear any meals valued above $75 provided to or received from Business Partners while you are in the UK. Meals valued above $300 are strongly discouraged, and require additional senior management approval in the UK.	
Report	• Any meal valued below $300 per person. If you use Concur or Expensys for reimbursement, this reporting obligation will be satisfied. Otherwise, report these meals within 14 calendar days after you provide them.	• Any meal valued between $51 and $300 (within 30 calendar days after receiving it). • Any meal that was not expected to cost more than $300 if you think it may have exceeded that amount.
Exceptions/ Other Information		• Meals valued at less than $51 do not need to be pre-cleared or reported. • Do not accept meals valued above $150 from the same individual more than four times during a calendar year.
Business Entertainment		
Rule	**Offered or provided to Business Partner**	**Received from or offered by Business Partner**
Pre-clear	• If the value of the entertainment will exceed $300 per person (based on actual cost).	• If the value of the entertainment will exceed $300 per person (based on the higher of face value and market value at the time of pre-clearance).
	• *UK-based Business Partners:* Do not provide or accept any type of entertainment to/from Business Partners while in the UK.	
Report	• Any entertainment valued below $300. If you use Concur or Expensys for reimbursement, this reporting obligation will be satisfied. Otherwise, report such entertainment within 14 calendar days after you provide it.	• Any entertainment you accept that is valued below $300 (within 30 calendar days after receiving it).
Other Information	• Do not entertain or accept entertainment from the same individual more than four times during a calendar year unless you have obtained prior approval from Compliance.

Global Business Gift, Meal, and Entertainment Policy

Page 6 of 7

SPECIFIC RESTRICTIONS AND REQUIREMENTS FOR GOVERNMENT OFFICIALS

Business Gifts	
Rule	**Offered or given to US or Non-US Government Officials**
Pre-clear	• ALL gifts, regardless of value. (Logo item exception applies only for Non-US Government Officials, as described below.) • *Germany and South Korea officials:* All gifts are prohibited. • *UK officials:* All gifts are prohibited except Nuveen logo items valued at less than $30. • *All other Non-US Government Officials:* Nuveen logo items valued at less than $30 are permissible and may be given without pre-clearance or reporting.
Limits	• Approved gifts are limited to a TOTAL value of $100 per INDIVIDUAL per calendar year.
Report	• No reporting, as all gifts must be pre-cleared.
Exceptions	• Exceptions to $100 annual limit may occasionally be made to accommodate local customs and in respect of regulations.

Business Meals	
Rule	**Offered or provided to US or Non-US Government Officials**
Pre-clear	• Meals that cost more than $150 per person. • *Japan, Taiwan, UK, and US officials*: Pre-clear ALL meals, regardless of value. • *Germany and South Korea officials:* All meals are prohibited.
Report	• All meals valued at less than $150 per person. If you use Concur or Expensys for reimbursement, this reporting obligation will be satisfied. Otherwise, report these meals within 14 calendar days after you provide them.
Other Information	• In general, unless prior approval has been obtained by Compliance, you should not provide a meal that exceeds $100 per person to the same official more than four times during a calendar year.

Business Entertainment	
Rule	**Offered or provided to US or Non-US Government Officials**
Pre-clear	• All entertainment, regardless of value. • *Germany, South Korea, Taiwan, and UK officials:* All entertainment is prohibited.

When dealing with Non-US Government Officials in Hong Kong and Australia, it is strongly recommended that you ask them in advance whether they can accept any gift, meal, or entertainment, whether there are any value limits or other conditions, and what information Nuveen may need to provide them to allow them to meet their reporting requirements.

RELATED POLICIES

The Nuveen Global Anti-Corruption Policy, as well as Doing Business with US State or Local Government Entities, contain restrictions and reporting obligations for gifts, meals and entertainment involving both US and non-US government officials. These restrictions and obligations are consistent with those found in this policy.

Global Business Gift, Meal, and Entertainment Policy
Page 7 of 7

Q&A

When you are offered Business Entertainment that is under the $300 pre-clearance threshold (but is subject to reporting) what factors should you consider when deciding whether to accept the invitation:

- The type of event, its appropriateness, and whether the environment is conducive to business conversation.
- The estimated value of the tickets (based upon the face value or market value, whichever is higher).
- The exclusivity of the event.
- Confirmation that both you and the Business Partner will attend.
- Seat location and your proximity to the Business Partner's seat.
- Any pre- or post-event meal.
- Whether you were invited to bring additional person(s) who are not affiliated with Nuveen to the event.
- The frequency of entertainment received from the Business Partner.
- For participatory golf events, the cost of greens fees and the exclusivity of the course.

What about gifts, meals, or entertainment within Nuveen? Gifts, meals, or entertainment completely between individuals to whom this policy applies (including those of different Nuveen affiliates) are not considered Business Gifts, Business Meals, or Business Entertainment and therefore do not need to be reported. The same is true of entertainment, meals, or gifts received at an event sponsored by Nuveen or an affiliate.

What if an employee who is required to pre-clear Business Entertainment receives a last-minute invitation to a Business Entertainment event? If there is no time before the event to enter the request in PTA, or to talk to the Nuveen Ethics Office or your local/designated CCO, employees must use their best judgment as to whether accepting the invitation runs counter to the purpose of this policy. If accepted, the Business Entertainment must be reported within 30 calendar days of the event. Upon review, the Nuveen Ethics Office may require reimbursement be made to the Business Partner for the value of the Business Entertainment.

Is it permissible to send flowers on behalf of Nuveen to a Business Partner who recently lost a family member? Yes, so long as you meet all the requirements of a Business Gift (which for policy purposes the flowers are considered to be).

What about gifts to or from a Close Family Member who happens to work for a Business Partner? Any gift or entertainment between you and a Close Family Member is considered personal and does not need to be reported.

If a Business Partner provides a meal for the trading room, is the meal reportable? If no one from the Business Partner is present, the meal is a shared Business Gift and must be reported as such. One report is sufficient, but the report must list the names of each recipient, and the per-person value cannot cause a recipient to exceed the $100 full year aggregate gift limit from the Business Partner. If a representative from the Business Partner is present and is there for business purposes, the meal is considered a Business Meal. If the average cost per participating employee is $50 or less, the meal does not need to be reported. If the average is $51 or more, the meal must be reported.

SECTION 1.3 NUVEEN OUTSIDE ACTIVITIES POLICY

Nuveen Compliance | 15 February 2019 Outside Activities Policy S U M M A R Y A N D S C O P E What this policy is about Getting approval before participating in business, investment-related, and certain other types of activities outside of Nuveen. Who this policy applies to • All Permanent Employees worldwide except: - Greenwood and Westchester employees, unless otherwise notified by their local/designated Chief Compliance Officer (CCO) - employees based in France, Germany or Poland • Any consultants or temporary workers notified by Nuveen Compliance or their local Compliance Officer that this policy applies to them. Important to understand Engaging in Outside Activities could have implications for Nuveen’s business from a legal and/ or reputational perspective. Potential issues include actual or perceived conflicts of interest, interference with productivity and duties at work, and conflicts with other policies. There is also the potential for clients or others to mistakenly perceive your personal involvement as representing the involvement or approval of Nuveen. All of these factors will be considered in the approval process. Volunteer work for non-profit organizations and tax-exempt charitable, religious or fraternal organizations is generally not considered an Outside Activity. You do not need to get approval for these activities, unless your involvement includes investment related activities or board participation and the entity has revenues exceeding $50 million during the most recent fiscal year before you begin such involvement. Registered representatives have additional requirements (see page 2). RELATED POLICY: POLITICAL CONTRIBUTIONS AND ACTIVITIES Volunteering for a political entity or cause, including a candidate, PAC, party or 407(b) non-profit organization, requires pre-clearance. See the full policy document for details. WHO TO CONTACT Nuveen Ethics Office, Americas: nuveenethicsoffice@nuveen.com 1-800-842-2733, extension 22-5599 Nuveen Ethics Office, Europe and Asia-Pacific: megan.callaghan@threalestate.com 0044 (0) 20 3727 8237 TERMS WITH SPECIAL MEANINGS Within this policy, these terms are defined as follows: Compensation Any salary, commission, fee, loan, payment of cash or cash equivalents, equity or equity-related interest, security interest, opportunity to receive a future security interest, or any other goods or services given or pledged in connection with service rendered, other than a modest and customary honorarium or gift. Outside Activity Any arrangement in which any of the following is true (except for volunteer work as described previously): • You are an employee, independent contractor, general partner, managing member, agent, representative, sole proprietor, officer or director of another person or an entity other than Nuveen. • You will be compensated, or have a reasonable expectation of compensation from another person or an entity other than Nuveen. • You will be a member of a board or investment committee of any legal entity other than Nuveen, or otherwise be involved in investment-related activities for such an entity. Acting in any capacity at the direction of Nuveen is not considered an Outside Activity. Permanent Employee Any full-or part-time employee of Nuveen, NOT including consultants and temporary workers. Nuveen, LLC and all of its direct and indirect subsidiaries worldwide.

Page 2 of 2 Outside Activities Policy R E S T R I C T I O N S A N D R E Q U I R E M E N T S 1.Request approval for any Outside Activity IN ADVANCE. Both your manager and the Nuveen Ethics Office must approve any Outside Activity request, so you are encouraged to discuss your request with your manager before formally submitting. Use the PTA system to submit your request. If you do not have access to PTA, contact your local/designated CCO, who will coordinate your request with the Ethics Office. Once your request is received, the Nuveen Ethics Office will communicate with your manager — and with any business unit Chief Compliance Officer, as applicable - and will notify you of the decision. Do not engage in any Outside Activity before you receive notification of approval. 2. When initially joining Nuveen, request approval for any Outside Activity you are already engaged in. You must do this within 10 calendar days of starting at Nuveen. 3. Request an additional/new approval IN ADVANCE in relation to a previously approved Outside Activity if you anticipate any material change in responsibility or time commitment for such Outside Activity. Examples of material changes include: • Any material change in your function or responsibility (such as participating on the finance committee of a school board when your prior approval was only for board participation). • A material increase in the time you spend on an Outside Activity (such as going from 0 hours/week to 20 hours/week at a second job). 4. Consider carefully before requesting permission to join the board of a public company or a large private company or charity. In addition to requiring approval from the Nuveen Ethics Office (and potentially other Nuveen departments, such as Legal), all requests to serve on the board of a public company, a private company with more than $500 million in annual revenue, or a non-profit organization with over $50 million in annual revenue are subject to approval from TIAA's Corporate Secretary's Office. Approval is rarely granted to serve on the board of a public company, especially for individuals making investment decisions and their supervisors. The Nuveen Ethics Office will coordinate all requests with the TIAA Corporate Secretary's Office. 5. Notify the Nuveen Ethics Office within 10 calendar days any time an approved Outside Activity ceases. Email your notification to nuveenethicsoffice@nuveen.com. ADDITIONAL INFORMATION FOR REGISTERED REPS If you hold a securities registration with FINRA or any other regulatory or self-regulatory organization, Compliance will determine whether any Outside Activity for which you are granted approval requires regulatory disclosures, and will make the disclosure for you. FINRA-registered persons must submit a pre-clearance request for nonprofit board positions (regardless of whether the organization has annual revenue exceeding $50 million) to align with FINRA Rule 3270 requirements. It is your responsibility to ensure that all regulatory disclosure about your Outside Activities is accurate and complete, especially: •The name of the business or entity. •The description of your activity. •Your position and title. •Your start date. • The approximate number of hours per month you expect to devote to the activity. EXAMPLES OF OUTSIDE ACTIVITY • Serving as a director or non-executive director, or in any other senior decision-making capacity, for any company (public or private). • Serving on the board of an industry or professional organization. • Engaging in part-time work (cashier, salesperson, waitstaff, etc.). •Serving on a board or committee of a municipal entity. •Running for political office. • Serving in any role, for any entity (including a non-profit organization) where you have any responsibility for investment-related activities. • Acting as a finder or capital raiser for any company or fund (public or private). • Serving as a condo or cooperative building board member in the US •Serving as a mediator or arbitrator. •Serving as an expert witness. •Acting as an attorney, tax preparer, or insurance broker. •Acting as a mortgage or real estate broker • Authoring a written piece that relates to financial services and is published in any medium, whether or not you are paid for writing it. • Owning or managing two or more rental units or other properties that are being rented out (for instance, an "in-law" apartment and a vacation home). •Actively managing two or more commercial properties. • "Flipping" properties (buying and re-marketing real

SECTION 1.4 NUVEEN POLITICAL CONTRIBUTIONS AND ACTIVITIES POLICY

nuveen
A TIAA Company

Nuveen Compliance | 10 June 2019

Political Contributions and Activities Policy

SUMMARY AND SCOPE

What this policy is about

Personal or corporate political activities and contributions, and how these could affect our ability to do business with US **government entities. This includes:**

- **Giving or soliciting contributions to certain candidates,** officeholders, political organizations and trade associations.
- Events or activities hosted by, or taking place on property owned or used by, TIAA or Nuveen; this includes political events as well as non-political events in which a State or Local candidate or official appears (for example, a groundbreaking ceremony).
- Use of corporate resources (such as company time, devices, email, or funds) for political purposes.

Who this policy applies to

- All Permanent Employees who are based in the US (regardless of whether they are US citizens).
- All Permanent Employees who are US Citizens (regardless of their country of residence).
- Any consultants or temporary workers notified by Nuveen Compliance or their local/designated Chief Compliance Officer (CCO) that this policy applies to them.

WHO TO CONTACT

Nuveen Ethics Office, Americas:
nuveenethicsoffice@nuveen.com
1-800-842-2733, extension 22-5599

Important to understand

Violations of this policy could harm Nuveen's reputation and cause it to forego revenues from certain clients for two years or even longer. This policy exists solely to keep Nuveen in compliance with certain so-called pay-to-play laws. Political affiliations play no role in any approval or enforcement decisions, and all information collected in connection with this policy will be held in the strictest confidence.

This policy involves pre-clearing all Contributions, Solicitations, and Political Activities. Be sure you understand the meaning of these terms, as defined below.

This policy applies to appearance as well as substance. Always consider how any action might appear to an outside observer (such as a regulator). Follow the policy both in letter and in spirit. And if you have questions, **contact Compliance.**

POLICY ADMINISTRATION

Training

You will be required to participate in training on this policy when joining Nuveen as well as periodically during the time you are subject to this policy.

Exceptions

This policy exists to keep Nuveen in compliance with so-called pay-to-play laws. No exceptions that would potentially implicate or violate any law will be granted.

Enforcement

Any individual who violates the policy may be subject to penalties, which may range from a warning or fine to suspension or termination of employment. Be aware that complying with this policy in letter but not in spirit will still expose you to possible penalties.

Recordkeeping

For each Nuveen Investment Adviser and broker-dealer, the Chief Compliance Officer is responsible for maintaining a list of State or Local Governmental Entity clients and contacts and a list of Covered Associates as defined under SEC Rule 206(4)-5 and any applicable FINRA rules.

Political Contributions and Activities Policy

Page 2 of 3

TERMS WITH SPECIAL MEANINGS Within this policy, these terms are defined as follows:

Contribution Anything of value that is provided for the benefit of a candidate or a candidate's campaign (including to pay campaign debt or transition or inaugural expenses), a political party or committee, a ballot measure committee, any political organization including all 501 (c) 4 social welfare organizations, or any other non-profit organization where there is an indication that it uses funds to support one or more candidates for public office at federal, State or Local levels. This includes contributions like those to candidates for President, the US Congress, and national, State or Local offices or party committees. Contributions can be monetary (such as a check, loan, or purchase of tickets to a fundraiser) or in-kind (such as hiring a hall, paying expenses, providing goods or services, or the use of corporate facilities or personnel). Contributions count as such even if they are made to some other person or entity, if made for the purpose or with the effect of ultimately benefiting any recipient or covering any expense identified in the first sentence of this definition.

Family Member Any spouse or domestic partner of an individual who is subject to this policy, or any child who resides, or is expected to reside, for at least 90 days a year in the same household as an individual who is subject to this policy.

Nuveen, LLC and all of its direct or indirect subsidiaries worldwide.

Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

Political Activities Personal or corporate activities, other than Contributions, that result in a benefit to a political candidate or committee. This includes volunteer activity.

Solicit, Solicitation To request a Contribution, directly or indirectly, from any individual or entity.

State or Local Any US state; any non-state that is under the ownership, control, or protection of the United States; any US county, city, town, or other municipality.

State or Local Government Entity Any State or Local government, agency, authority, or instrumentality; any pool of assets sponsored by a State or Local government (such as a defined pension plan, separate account, or general fund); any participant-directed plan of a State or Local government (such as a 529, 403(b), or 457 plan); public universities and their endowments or other funds.

RESTRICTIONS AND REQUIREMENTS

1. **Except for donations to the TIAA PAC, pre-clear ALL of your Contributions, Solicitations, and Political Activities IN ADVANCE.** Use the Protegent PTA system (PTA) or PTCC (as appropriate and until notified otherwise) to submit your request for pre-clearance. If you do not have access to these systems, contact your local/designated CCO, who will coordinate your request with the Nuveen Ethics Office. Do not make any Contribution or Solicitation, or engage in any Political Activities, before you get a response, and do not violate any limits or conditions indicated on any preclearance approval you receive.

   Note that certain Political Activities are never permitted, **and thus will never receive pre-clearance. This includes** coordinating with, or Soliciting for, any individual who is a State or Local candidate or current official, or any State or Local political action committee (PAC) or political party. **With respect to these same recipients, it also includes** serving on a fundraising committee or having your name listed on fundraising committee messages or materials.

2. **Pre-clear ALL Contributions, Solicitations, and Political Activities that any Family Member intends to make or engage in.** In particular, when any Family Member wishes to make a Contribution from an account of which you are a joint owner, only that individual should sign the check, and if possible your name on the check should be blacked out. These steps will lower the risk of a Contribution being inadvertently attributed to you.

3. **Do not make any Contribution using Nuveen funds.** Do not use corporate funds for any direct political contributions, either in the US or abroad.

4. **Do not use Nuveen resources in connection with any political activity.** For example, do not engage in Political Activities during working hours **or use Nuveen computers, email, printers, copiers,** phones, or other equipment or property for political purposes. Do not direct any Nuveen personnel, such as administrative staff, to participate or assist in any personal Political Activities.

Political Contributions and Activities Policy
Page 3 of 3

5. **Pre-clear all visits to any Nuveen or TIAA office by a representative of any State or Local Government Entity or any US federal entity,** except for those visits in connection with an existing or potential client relationship.

6. **Do not use the name of any Nuveen entity in connection with your own personal Contributions, Solicitations, or Political Activities.** This includes keeping the Nuveen name off any Solicitation or fundraising message.

7. **Do not make or Solicit any Contribution, or provide anything of value to anyone, or engage in Political Activities, with the purpose of helping Nuveen get or keep a State or Local Government Entity as a client.** Activity like this could lead to fines, loss of business, or criminal charges.

8. **Do not do anything indirectly that, if done directly, would violate this policy.** Such actions will be considered the equivalent of direct policy violations.

9. **Certify your compliance quarterly.** Promptly following the end of each calendar quarter, complete a "Political Contributions and Activities Certification".

EXAMPLES OF IN-KIND CONTRIBUTIONS, SOLICITATIONS, AND POLITICAL ACTIVITIES

Pre-clearance required in all cases

In-Kind Contributions

Providing goods, services (other than donating your own time and/or skills without compensation), or anything else of value (other than money) for anything less than fair market value. Examples:

- Hosting an event at your home.
- Renting space for an event.
- Providing printing or web hosting services, whether through your own equipment or not.
- Paying for postage, email blasts, or other costs of distributing campaign materials.
- Paying for consultants or campaign workers.
- Providing meals for campaign employees or volunteers.

Solicitations

Requesting a contribution, directly or indirectly, from any individual or entity, such as forwarding an email that contains an invitation to a political fundraiser.

Volunteer Activities

Donating your own time and/or skills without compensation. Examples:

- Stuffing envelopes for campaign mailers.
- Calling people to remind them to vote.
- Participating in voter registration drives.
- Donating your own time as a professional, such as doing legal, writing, design, website, or IT work.

Incidental personal expenses, such as your own personal meals or taxi fare, are not considered Contributions and will not be reimbursed by Nuveen.

SECTION 1.5 NUVEEN INVESTMENT AND PROXY INFORMATION BARRIERS POLICY

Nuveen Compliance | 11 November 2019 Investment and Proxy Information Barriers Policy S U M M A R Y A N D S C O P E What this policy is about Establishing information barriers among Nuveen Equity and Fixed Income Advisers that preserve, in fact and in appearance, the confidentiality and independence of each Nuveen Equity and Fixed Income Adviser’s investing and proxy voting decision-making. Who this policy applies to • All Permanent Employees Important to understand Keeping Investment and Proxy Information from being shared is essential to allowing each Nuveen Equity and Fixed Income Adviser to pursue its own investment strategies. A breach of the information barrier may lead to the following: •Nuveen Equity and Fixed Income Advisers being blocked from trading certain equity or equity-related securities as a result of having to aggregate equity investments with other Nuveen Equity and Fixed Income Advisers for the purposes of regulatory position reports. •Employees being designated Access Persons (as defined in the Code of Ethics) for more than one Nuveen Equity and Fixed Income Adviser, creating additional restrictions on the employees’ ability to trade on their own behalf. TERMS WITH SPECIAL MEANINGS Within this policy, these terms are defined as follows: Cross-Adviser Employee All Permanent Employees who provide services to more than one Nuveen Equity and Fixed Income Adviser without being an employee of any Nuveen Equity and Fixed Income Adviser. Examples include Legal, Compliance, Risk, Finance, Operations and Technology, and those who are part of the US and International Advisory Services (IAS), Global Product or Marketing organizations. Designated Strategy Any investment strategy that requires one Nuveen Equity and Fixed Income Adviser to take into account the current Investment and Proxy Information of another Nuveen Equity and Fixed Income Adviser. Examples can include options overlays, optimization strategies, completion strategies, or instances where one Nuveen Equity and Fixed Income Adviser is a subadviser or successor adviser to an investment portfolio or account of a different Nuveen Equity and Fixed Income Adviser. Investment and Proxy Information Any information that pertains to any Nuveen Equity and Fixed Income Adviser, is not in the public domain, and concerns either of the following: • Open orders, planned or anticipated transactions, or holdings information. •Planned or anticipated proxy votes. Multi-Hatted Personnel Individuals designated as personnel of two or more Nuveen investment advisers under the Shared Personnel (Multi-Hatting) Policy. Cross-Adviser Employees are excluded from the definition of Multi-Hatted Personnel. Nuveen, LLC and all of its direct or indirect subsidiaries worldwide. Nuveen Equity and Fixed Income Adviser Any Nuveen equity or fixed income adviser, which specifically includes Nuveen Asset Management, NWQ, Santa Barbara Asset Management, Symphony Asset Management, TIAA Public Investments, and Winslow Capital. Permanent Employee Any full-or part-time employee of Nuveen, NOT including consultants and temporary workers.

Investment and Proxy Information Barriers Policy Page 2 of 2

RESTRICTIONS AND REQUIREMENTS

GENERAL RULES

1. **Do not share Investment and Proxy Information with anyone not authorized to see it.** Share it only with persons who have a legitimate business purpose for knowing the information, and who are one of the following:
   - An employee of the Nuveen Equity and Fixed Income Adviser (including Multi-Hatted Personnel) to which the information pertains.
   - A Cross-Adviser Employee.
   - A member of executive management who does not make or participate in making any specific investment decisions for client accounts.

   This includes Investment and Proxy Information you encounter in the course of your work or by virtue of having a personal account managed by a Nuveen Equity and Fixed Income Adviser. **Any exception to this rule requires advance approval; see below.**

2. **Do not collaborate on or attempt to** influence the **proxy voting or investment decisions of another Nuveen Equity and Fixed Income Adviser.** Always follow your Nuveen Equity and Fixed Income Adviser's proxy voting guidelines.

3. **Promptly report any actual or suspected violation of this policy to the Nuveen Ethics** Office or your local/designated CCO

CROSS-ADVISER EMPLOYEES

4. **Ensure Investment and Proxy Information is shared only with appropriate persons.** Investment and Proxy Information of multiple Nuveen Equity and Fixed Income Advisers may be shared only with other Cross-Adviser Employees, personnel of the applicable Nuveen Adviser(s) or members of executive management who do not make or participate in making any specific investment decisions for client accounts, and then only to the extent necessary to perform job functions.

5. **Never disclose Investment and Proxy Information of a Nuveen Equity and Fixed Income Adviser when communicating with an employee of another Nuveen Equity and Fixed Income Adviser, unless the employee is Multi-Hatted to each of the advisers whose information is being shared.**

SITUATIONS REQUIRING ADVANCE APPROVAL

Seek approval from the Chief Compliance Officer of the applicable Nuveen Equity and Fixed Income Adviser (who coordinates with the Nuveen Ethics Office to designate and monitor Access Persons) before:

- Engaging in any activity that would, or could appear to, represent an instance of a Nuveen Equity and Fixed Income Adviser coordinating investment or proxy voting activity.
- Providing services in connection with a Designated Strategy that makes use of Investment and Proxy Information from other participating Nuveen Equity and Fixed Income Advisers.
- Hiring, reassigning or changing the responsibilities of a Nuveen Equity and Fixed Income Adviser employee such that the employee would have access to Investment and Proxy Information for a Nuveen Equity and Fixed Income Adviser of which they are not an employee. This includes any action that would result in a Nuveen Equity and Fixed Income Adviser employee becoming "multi-hatted" to another Nuveen Equity and Fixed Income Adviser.

SECTION 1.6 NUVEEN PAYMENTS INVOLVING LABOR ORGANIZATIONS (“UNIONS”) POLICY

Nuveen Compliance | 12 April 2019 Payments Involving Labor Organizations Policy S U M M A R Y A N D S C O P E What this policy is about Helping to ensure that Nuveen fulfills its disclosure and reporting requirements concerning payments made to, or expenditures on behalf of, Unions and Union Representatives. Who this policy applies to • All Permanent Employees who might interact with a Union Representative. • Any consultants or temporary workers notified by Nuveen Compliance, Americas or their local /designated Compliance Officer that this policy applies to them. Important to understand Payments to, or expenditures on behalf of, Unions and Union Representatives may be subject to Federal reporting obligations. Investment advisers who act as service providers to Unions must file a Form LM-10 with the Department of Labor (DOL) every year, disclosing such payments or expenditures. The DOL make these disclosures public and also compares them with what Unions and Union Representatives reported on Form LM-3o for consistency. Nuveen can face civil and criminal penalties if its Form LM-10 does not include all applicable Union - related payments or expenditures. Nuveen must take reasonable measures to identify and compile all such payments to facilitate complete, prompt, and accurate reporting. Additionally, the Nuveen officers executing the report may be held personally responsible for the timeliness and accuracy of reporting. This policy applies equally to prospective and existing Union clients. Before making any payment to, or engaging in any contact with, any Union or Union Representative, be sure you fully understand and comply with this policy. WHO TO CONTACT For questions about this policy and DOL LM -10 requirements Nuveen Compliance, Americas or your local/designated CCO or Legal team member Contact Information Nuveen Compliance, Americas brokerdealercomp@nuveen.com WHAT IS CONSIDERED A PAYMENT OR EXPENDITURE? The following are examples of things that are considered payment or expenditures for purposes of LM-10 reporting: • Any business gifts, meals, or entertainment (as described in the Nuveen Global Business Gift, Meal, and Entertainment Policy) given to a Union Representative. • Donations or payments to a Union or to charities, private foundations and other types of non-profit organizations that the Union manages or whose assets it controls. This includes assets and expenditures to support such entities' events or causes such as program ads, golf hole sponsorships, and scholarship funds. • Per-person cost of meals, travel, and lodging provided to a Union Representative in connection with a Nuveen-sponsored training or educational event. TERMS WITH SPECIAL MEANINGS Within this policy, these terms are defined as follows: Form LM-10 Employer Report A Department of Labor report that Nuveen must file annually to disclose certain payments or expenditures made to, or on behalf of, Unions and Union Representatives. Form LM-3o Labor Organization Officer and Employee Report A Department of Labor report that Unions and Union Representatives must file annually to disclose payments or expenditures received from entities (like Nuveen) required to file Form LM-10. Nuveen, LLC and all of its direct or indirect subsidiaries worldwide. Permanent Employee Any full-or part-time employee of Nuveen, NOT including consultants and temporary workers. Union Any Taft-Hartley plan or private-sector labor union. Union Representative Any current employee, officer, director, or agent of a Union. This includes any board member, executive, shop steward, business manager, business agent, legal counsel (internal or external), or other representative or employee of a Union, regardless of job function.

Payments Involving Labor Organizations Policy Page 2 of 2 R E S T R I C T I O N S A N D R E Q U I R E M E N T S Prior to the filing due date, Finance will assemble the captured expenses made over the previous year to determine if the expenses meet the regulatory threshold for reporting. In the course of this review, you may be asked to provide additional information concerning payments to Unions and Union Representatives (such as circumstances of payments, or other gratuities provided during the course of a given year). All individuals will be expected to fully cooperate in the LM-10 filing preparation process. 1.Never make, authorize, permit, or otherwise coordinate any payment involving a Union or Union Representative that is linked to any promise, agreement, arrangement, or outcome. This includes any payment or expenditure that is connected to any specific act or decision, whether past or anticipated (such as a decision to hire or retain Nuveen or to increase account assets). It also includes any payment or expenditure intended to influence, interfere with, or obtain information about the labor-related activities of Unions or Union Representatives. When you are coordinating a permissible payment or expenditure involving a Union Representative, it should be done with the intent to generate business goodwill ethically and in accordance with applicable law. 2. Never make a payment to, or expenditure on behalf of, a Union or Union Representative with your own money. You must always seek reimbursement from Nuveen. Enter all such expenses into the Concur system or submit a Check Request Form. In either case, be sure to mark the "LM-10" check box so that the expense will be reported correctly. excessive gifts, meals, or entertainment; the soliciting of including the more restrictive terms that apply to RELATED POLICY The topics covered in this policy are closely related to those covered in the Nuveen Global Business Gift, Meal, and Entertainment Policy. All terms apply, including: • All general rules, such as: prohibitions on cash gifts; gifts, meals, or entertainment; paying for a business gift, meal, or entertainment with your own money; and any quid-pro-quo understandings. • All rules on reporting and preclearance, gifts. See the full policy document for details. ADMINISTRATION Applicable Rules Labor-Management Reporting and Disclosure Act of 1959, as amended. Enforcement Any individual who violates this policy may be subject to penalties and other disciplinary action.

SECTION 1.7 NUVEEN GLOBAL ANTI-CORRUPTION POLICY

Nuveen Compliance | 20 February 2020 Global Anti-Corruption Policy S U M M A R Y A N D S C O P E What this policy is about Establishing restrictions and requirements to help ensure that you do not violate certain laws or regulations concerning bribery and corruption. This policy may overlap with business unit policies. Your business area may have supplemental policies designed to prevent corruption. You are responsible for knowing which policies apply to your activities and what they mean. You are also responsible for deciding when to seek guidance or clarification. Pre-clearance from the Nuveen Ethics Office is required for many activities. The policy indicates when pre-clearance and/or reporting are necessary. In some cases you may be able to request pre-clearance through your local/ designated CCO, who will handle approval in coordination with the Nuveen Ethics Office. Additional restrictions apply in certain countries. If your work involves countries where the risks of violating bribery/corruption laws or regulations are assessed to be especially high, you will be notified by your local/designated CCO and informed of additional precautions to take. Some of these country-specific restrictions are also addressed in this policy. Who this policy applies to • All Permanent Employees worldwide. •All consultants and temporary workers notified by the Nuveen Ethics Office or their local/designated Chief Compliance Officer (CCO) that this policy applies to them. Important to understand Compliance with this policy involves knowledge of the rules as well as the need for good judgment. Following both the letter and spirit is essential to ensuring that Nuveen and the firms it works with do not violate anti-corruption laws. If you have any question about this policy, including whether an individual is considered a Recipient or whether a particular activity would be considered a policy violation, see "Who to Contact" below. Nuveen has a zero-tolerance policy for corruption. Violations of this policy can lead to disciplinary action (up to and including termination of employment), and may also be referred to outside authorities for civil, criminal, or regulatory proceedings. Even conduct that merely creates the appearance of impropriety can be grounds for disciplinary action. The key provisions of this policy extend broadly. Any quid pro quo arrangements or inducements to improperly influence a business outcome, with any commercial client in any jurisdiction, are clear violations of this policy. Bribery and Corruption in all forms are prohibited, whether with a Recipient or any other individual or entity with whom Nuveen conducts business or has dealings. This includes offering, giving, or receiving bribes as well as engaging in normally permitted activities if their intent is to effect a bribe. Laws prohibiting Bribery and Corruption exist in every country where Nuveen does business. Even when local practices or customs allow behavior that violates this policy, it is not acceptable to engage in such behavior. Note that you will not be penalized for any diminished productivity attributable to the refusal to pay a bribe.

Global Anti-Corruption Policy Page 2 of 12

WHO TO CONTACT

For questions about this policy Your manager, your local/designated CCO, the Nuveen Global Anti-Corruption Officer or the Nuveen Ethics Office.

To report "red flags" The Nuveen Ethics Office, the Nuveen Global Anti-Corruption Officer or your local/designated CCO.

To obtain pre-clearance for certain activities Use the Protegent PTA system (PTA) to request pre-clearances and file reports that are required under this policy.

If you don't have access to PTA, contact your local/designated CCO, who will assist you with the pre-clearance/reporting requirements of this policy and will coordinate as needed with the Nuveen Ethics Office.

To report known or suspected policy violations The Nuveen Global Anti-Corruption Officer or the Nuveen Ethics Office or your local/designated CCO, who in turn must promptly alert the Nuveen Global Anti-Corruption Officer.

Independent, confidential reporting

TIAA Ethics Helpline (toll-free):
1-877-774-6492 (US), 0800-069-8160 (UK), or visit the EthicsPoint intranet site

Contact information

Nuveen Ethics Office (Americas):
TIAAAnti-Corruption.org

Nuveen Ethics Office (Europe and Asia-Pacific):
Megan Callaghan, megan.callaghan@nuveenglobal.com; 0044 (0) 20 3727 8237

Nuveen Global Anti-Corruption Officer:
Severin Wirz, severin.wirz@tiaa.org; direct line: 415-882-3592

TERMS WITH SPECIAL MEANINGS

Within this policy, these terms are defined as follows:

Bribery Any offer, promise, or payment of anything of value to improperly influence someone else in order to obtain or retain business. Bribery schemes vary greatly and may involve money (such as a kickback), items (such as a lavish gift), or favors (such as a promise of employment).

Corruption The abuse of entrusted power within an organization for personal gain. Corruption may take various forms depending on the person's position, and is often associated with bid-rigging, graft, procurement fraud, and embezzlement.

Entertainment Any sporting event (whether you are a spectator or participant), cultural event, or similar entertainment that you and a Recipient attend together and that one of you provided.

Gift Anything of value that is given to, or accepted from, a Recipient. It includes prizes (whether awarded by skill or chance) and any discount or rebate not generally available to the public.

Meal Any meal or drinks that you and a Recipient participated in together and that one of you provided, except for meals that are in connection with an approved training and education event.

Nuveen, LLC and all of its direct and indirect subsidiaries worldwide.

Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

Recipient Any individual or entity that meets any of the following criteria with respect to any government or political party outside the United States:

- Is an employee of any government entity or subdivision (including, for example, a government hospital or utility).
- Is an officer or employee of any company that is government-controlled or is at least 50% government-owned.
- Is an elected official, a candidate for public office, or an official of a political party, or a political party itself.
- Is acting on behalf of a government entity in relation to actual or prospective business with Nuveen, even if just temporarily.
- Is an officer, employee, or representative of a public international organization, such as the World Bank or the United Nations.

Third-Party Agent Any agents, including dealers, engaged in activities on behalf of Nuveen outside of the US in connection with Nuveen's products or services.

WHISTLEBLOWING AND THE TIAA ETHICS HELPLINE

TIAA expects all employees to ask questions, seek guidance, express concerns, and report any suspicious activity or suspected violations of this policy.
If you are uncomfortable reporting your concerns to your manager, our ethics reporting channels are independent to TIAA and available to employees, contingent workers and suppliers 24/7. You can either call the Helpline toll-free at +1 (877) 774-6492 or visit the EthicsPoint website and report your concern online. Your support partners in Compliance, Human Resources and Internal Investigations also are available resources..

If you wish to remain anonymous, use the "token key" option when you first report a concern or incident. You can use this same key to follow up on a report. Note that rules about anonymity may differ depending on your country of residence.

Retaliation

TIAA does not tolerate retaliation in any form. If you have made a report in good faith and feel you are a victim of retaliation for doing so, report that belief immediately.

Page 3 of 12 Global Anti-Corruption Policy R E S T R I C T I O N S A N D R E Q U I R E M E N T S Note that Concur (or your local Nuveen reimbursement system) is for reimbursement purposes only, and that you must separately file, through the channel(s) indicated for that purpose, any other required reports. 4. Never do anything that would have the effect or appearance of circumventing applicable restrictions. Never induce, or allow others to engage in, any action that violates Nuveen policy or any other applicable law, regulation, or policy. Nuveen - and you personally - can be held responsible for any violations committed by others who are acting on your instructions, or who believe they are. You can even be held responsible for violations that occurred because you turned a blind eye or were insufficiently vigilant in preventing them. 5. Always keep adequate records and documentation. Proper documentation is critical to detecting and deterring corruption and to establishing that you and Nuveen have been complying with this policy and other applicable restrictions. At any time, you may be asked to account for business-related expenses or any Nuveen resources that were placed in your control, including how they were used and for what purpose. In all hiring and business negotiations where this policy applies, keep detailed notes and ensure that the written documentation reflects every material dimension of the process and any final understanding. Make sure that all payments and other compensation to Third-Party Agents are recorded accurately, in reasonable detail, and in a timely fashion. Never create or use undisclosed or unrecorded accounts for any purpose. False, misleading, incomplete, inaccurate, or artificial entries in the books, records, or accounts of Nuveen are prohibited. 6. Promptly report any actual or possible violations of this policy. Every person subject to this policy has an affirmative duty to report violations, and to do so without delay. This includes known, suspected, or attempted violations on the part of any individual who is subject to this policy (including you) or on the part of any Recipient or Third-Party Agent. It also includes any actions designed to evade this policy. See "Who to Contact" on page 2 for the reporting instructions you must follow. In support of these obligations to report, Nuveen strictly prohibits any retribution or retaliation against anyone who, in good faith, has sought advice, has reported an actual or possible violation of this policy, or has refused to engage in conduct that violates this policy, even if their refusal has caused Nuveen to lose business. General matters 1. Never propose, initiate, participate in, agree to, or permit any arrangement that represents, or could be perceived as representing, an exchange of value in return for favorable treatment from a Recipient. This rule applies extremely broadly. It applies to Gifts, Meals, Entertainment, travel, and lodging, to hiring decisions, and to political and charitable contributions. It applies to promises of a desired outcome and to threats of an undesired outcome. It applies to things tangible and intangible, and to direct and indirect transmission or receipt of value. It also applies to all Recipients, whether clients, prospects, business partners, competitors, and past, present, or prospective employees. Any consideration involving a Recipient that is given or withheld on the basis of any improper condition, whether stated or implied, is a violation of this policy. Note that this means, for example, that even Gifts or Entertainment that are modest enough that they would normally be allowed are prohibited if they are tied to any particular favor or outcome. Note also that even when your behavior is fully consistent with all applicable restrictions, you must take all appropriate steps to ensure that the Recipient, and if possible his or her colleagues, are not under the impression that any improper benefit is intended or desired. 2. Never make any facilitation payments to a Recipient. Facilitation or "grease" payments - typically defined as small payments to officials for performing a duty that they are supposed to perform as part of their job - are not allowed. In very extreme cases (such as to avoid imminent physical danger), an exception may be granted, but you must immediately report the situation to the Nuveen Global Anti-Corruption Officer, and will need to thoroughly document the conditions that would justify the exception. 3. Never pay for any business-related expense without seeking reimbursement from Nuveen. Doing so creates the appearance of impropriety and deprives Nuveen of a level of transparency and documentation that it is legally required to maintain. Always seek reimbursement (through Concur, or your local Nuveen reimbursement system if different), for anything of value you provide to a Recipient, or to any other individual or entity at the request or suggestion of a Recipient. Your manager is responsible for reviewing your reimbursement requests, and may consult with the Nuveen Ethics Office or with Legal if appropriate.

Page 4 of 12 Global Anti-Corruption Policy clearance necessary on your part. Note that giving such promotional items to Recipients that represent the UK is permitted, but it is prohibited for Recipients that represent Australia, Germany, Hong Kong, or Singapore. Your request for pre-clearance must include all material information available to you at the time. 8. Distinct from pre-clearance and technical compliance, consider the context before offering or providing a Gift to a Recipient: • What is the reason for offering the proposed Gift (for example, holiday, birthday, promotion)? Meals, travel or lodging to a Recipient, always consider will affect the outcome of a government or business Entertainment and Meals 9. Obtain pre-clearance from the Nuveen Ethics Office before offering or providing Entertainment of any value to Recipients. Modest Entertainment associated with legitimate business activities is generally permissible. Any Entertainment must meet ALL of the following criteria: Gifts 7. Obtain pre-clearance from the Nuveen Ethics Office before offering or providing a Gift to a Recipient. In general, Nuveen discourages Gifts to Recipients. However, to the extent a Gift to a Recipient is customary, pre-clearance may be granted. Any Gift must meet ALL of the following criteria: The Recipient does not represent Australia, Germany, Hong Kong, Singapore, or the UK. (Entertainment for such Recipients is prohibited by local law.) The value is not excessive for the circumstances. The Entertainment is consistent with generally accepted business practices of the country and industry. The Entertainment is not intended to improperly influence the business decisions of the person(s) involved. To your knowledge, the Entertainment does not violate any applicable Nuveen policy or any law, regulation, or entity policy to which the Recipient is subject. You will be present (if not, the event is considered a Gift, and is subject to the more restrictive limits concerning Gifts). The Entertainment has a legitimate business purpose for Nuveen. You have received pre-clearance for the • • • The Recipient does not represent Australia, • Germany, Hong Kong, Singapore, or the UK. (Gifts to such Recipients are prohibited by local law.) • The value of the Gift, combined with the value of all other Gifts you have given to the same individual in the previous 12 months, is no more than USD 100 (or the equivalent in local currency). In rare cases, approval may be given to exceed this limit. • • • The value is not excessive for the circumstances. The Gift is consistent with generally accepted • • business • practices for the country and industry involved. The Gift is not cash or a cash equivalent (such • • as checks, cash-redeemable gift cards, vouchers, securities, or loans).To your knowledge, the Gift does not violate any applicable Nuveen policy or any law, regulation, or entity policy to which the Recipient is subject. • The Gift is not intended to influence the business decisions of the person involved. As an exception to this rule, you may give promotional items - meaning items of nominal value (generally no more than USD 50, or the equivalent in local currency) that carry a Nuveen logo - with no reporting or pre-Entertainment from the Nuveen Ethics Office, based on a request that includes all material information available to you at the time. 10. Obtain pre-clearance from the Nuveen Ethics Office before offering or providing Meals to Recipients valued at more than USD 150 per person (or the equivalent in local currency), or Meals of any value to Recipients who represent CONSIDERATIONS FOR GIFTS, ENTERTAINMENT, MEALS, TRAVEL AND LODGING Before offering or providing Gifts, Entertainment, the following (in addition to the other requirements of this policy): • What country or organization(s) does the potential Recipient represent, and what is the Recipient's role in that organization? • Is there any reason to believe that offering or providing the proposed Gift, Entertainment, Meal, travel or lodging decision in which Nuveen has an interest? •Is there any reason to believe that the proposed Recipient(s) may consider the Gift, Entertainment, Meal, travel or lodging to involve any quid pro quo? • Is there any reason to believe that the proposed Gift, Entertainment, Meal, travel or lodging could look improper to an outside observer?

the UK. Modest Meals with a legitimate business purpose are generally permissible.

Page 5 of 1 Global Anti-Corruption Policy Any Meals must meet BOTH of the following criteria: • The Recipient does not represent Australia, Germany, Hong Kong, or Singapore. (Meals for such Recipients are prohibited by local law.) • You are not providing a Meal for the same Recipient more than four times per calendar year. (Multiple Meals relating to the same event are considered a single Meal for purposes of this limitation.) In those cases where Meals valued at USD 150 or less do not require pre-clearance, note the following: • Meals that were not pre-cleared must be reported within 10 calendar days. • Where events spanning more than one day may involve the provision of multiple Meals, you must obtain pre-clearance if the total value of Meals during the same event were to exceed USD 150. 11. Distinct from pre-clearance and technical compliance, consider the context before offering or providing Entertainment or Meals to a Recipient: • Who are the Recipients or private individuals to be invited to the event, what are their titles, and what organizations do they each represent? • What is the business purpose of the Entertainment or Meal? • What is the nature of the event (for instance, the setting or activity)? 12. When practical, ask potential Recipients in Australia and Hong Kong in advance. It is important to know whether they can accept any Gift, Meal, or Entertainment, whether there are any value limits or other conditions, and what information Nuveen may need to provide them to allow them to meet their reporting requirements. • The travel or lodging is consistent with generally accepted business practices of the country and industry. The travel or lodging is not intended to improperly influence the business decisions of the person(s) involved. To your knowledge, the travel or lodging does not violate any applicable Nuveen policy or any law, regulation, or entity policy to which the Recipient is subject. You will be present at the event associated with the travel or lodging. The travel has a legitimate business purpose to • • • • Nuveen. Nuveen is not paying for expenses for any non-business-related stopovers or other activities (other than minimal side trips while at the business destination). Nuveen is not paying for expenses for any individual who is accompanying an invitee but whose presence is not directly necessary to the business purpose at hand. Nuveen is not providing any per diem or pocket money to any Recipient. Any leisure activities hosted by you or Nuveen comply with entertainment and expense guidelines. You have received pre-clearance for the travel plans and expenses from the Nuveen Ethics Office, based on a request that includes all material information available to you at the time. • • • • • To ensure transparency, Nuveen sends out invitation letters to the Recipient that include the proposed itinerary and details the expenses Nuveen will pay for. Wherever possible, you should ensure that Nuveen pays for all allowable travel expenses directly. In some circumstances, Nuveen may be able to reimburse invitees who have paid for their own travel and lodging, but such reimbursement is possible only when all necessary receipts or other documentation are submitted to Nuveen. Invitees are not prohibited from bringing guests (such as a spouse, family members, friends, or personal assistants) or from adding stopovers and side trips for pleasure. However, the invitee must pay all travel and lodging costs associated with his/her guests and with any non-business activities they add to the itinerary or schedule. Travel and lodging 13. Obtain pre-clearance from the Nuveen Ethics Office before offering or providing any air travel, luxury rail travel, or lodging (or reimbursement for same) to Recipients. Nuveen does not commonly pay for the travel and lodging costs of Recipients. However, it may do so in rare instances (for example, when the Recipient participates in Board meetings or is inspecting investment properties). Any air travel, luxury rail travel or lodging expenses must meet ALL of the following criteria: •The value is not excessive considering the circumstances and the authority of the person(s) receiving the travel or lodging. 14. Routine ground transportation, such as car service, bus, or non-luxury rail travel, may be offered to Recipients in connection with permissible meals or entertainment. The transportation does not require separate pre-clearance if the related Meals or Entertainment have been pre-cleared (or do not need to be pre-cleared).

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15. **Distinct from pre-clearance and technical compliance, consider the context before offering to arrange for Nuveen to pay for travel or lodging expenses for Recipients:**

- Who are the individuals for whom travel or lodging costs are requested, what are their titles, and what organizations do they each represent?
- What is the business purpose of the trip?
- Do the officials or private individuals have any roles in connection with current or potential Nuveen business?
- What is the proposed travel itinerary?
- Does the itinerary include any stops at locations where Nuveen does not have offices or operations?
- What are the travel and accommodation standards for airlines (for instance, first, business, economy) and hotels (for instance, luxury, business, modest, other)?

SITUATIONAL EXAMPLES — GIFTS, ENTERTAINMENT, TRAVEL, LODGING

Example 1 — Gifts

During a Nuveen-sponsored program related to the introduction of a new investment product outside the United States, a Recipient notices promotional shirts, hats, and pens bearing the Nuveen logo and asks you if he can have three or four of each.

Analysis: *Unless the Recipient's country prohibits gifts altogether (as do Australia, Germany, Hong Kong, and Singapore), the request is permissible because the items are all promotional materials of modest value that carry a Nuveen logo.*

Example 2 — Travel

Nuveen is sponsoring a training conference. You know a Recipient in a neighboring country who would be interested in attending and you recommend that Nuveen invite her and pay for her travel.

Analysis: *The request to provide travel must be pre-approved, and in this example would be permissible under certain conditions. The training serves a legitimate business purpose, so Nuveen may pay for the travel under this policy so long as the expenses are reasonable and the payment is allowed by the Recipient's jurisdiction. But extravagant expenses (such as a first-class ticket or conspicuously luxurious accommodations) would be "red flags."*

Example 3 — Travel Involving Friends and Family

Under the previous scenario, the Recipient asks to bring her spouse.

Analysis: *Nuveen must not pay for the travel expenses of friends or family members of the Recipient. She may bring her spouse, but she will have to pay for the spouse's travel expenses.*

Example 4 — Travel Involving Stopover

Nuveen flies a Recipient to Chicago for a business meeting. He asks if he may stop in Las Vegas on the way back home.

Analysis: *The Recipient may stop in Las Vegas, but he must pay for all expenses associated with the stopover. Nuveen cannot pay for any stopovers that are not directly connected to the business purpose of the travel.*

Charitable donations

16. **Obtain pre-clearance from the Nuveen Global Anti-Corruption Officer before offering or providing charitable donations at the request of Recipients.** Pre-clearance always applies if the requested donation is funded by Nuveen. If you are personally funding the requested donation, pre-clearance applies only if you are aware that the Recipient making the request has a connection to Nuveen's business.

Making a charitable donation at the request of a Recipient is not prohibited, but all donations must be made in accordance with our high ethical standards and in compliance with all applicable laws.

In addition, any charitable donations made in this context must meet ALL of the following criteria:

- The payment of the donation will be made directly to the charity and not to any intermediary, agent, or other payee.
- The donation will not confer a personal benefit on any Recipient and is not part of any exchange of favors.
- The donation is consistent with Nuveen's philosophy and pattern of charitable giving, or with yours.
- The donation is made either in your name or Nuveen's name (depending on the final source of funding) and you have received pre-clearance for the donation from the Nuveen Global Anti-Corruption Officer.
- The recipient is a bona fide charitable organization that is free from any known ties to illegal activities.

17. **Distinct from pre-clearance and technical compliance, consider the context before making any charitable donations associated with Recipients:**

- Has any due diligence been conducted on the potential charitable organization?
- Does Nuveen have a prior relationship with the potential charitable organization?
- How did this particular request first come to Nuveen's attention?
- Is anyone who has communicated with Nuveen concerning the requested donation a Recipient?

Would the potential donation be going to a • government

Page 7 of 12 Global Anti-Corruption Policy institution or agency (for example, a public hospital)? If the potential donation would not be going to a government institution or agency, is any government official, or any individual who does business with Nuveen or is affiliated with entities that do business with Nuveen, affiliated with the party making the request (as a board member, known supporter, etc.)? Why is it in Nuveen's or your interest to make the requested donation? Could Nuveen or you fairly be criticized or embarrassed if it makes the donation? Recipient recommends, or of any associate of a Recipient (friends, relatives and business associates, or any candidates recommended by such individuals). You must never recommend, advance, or approve the hiring of such persons if you are aware of any reason to believe that the hiring may involve an effort to influence or secure an improper benefit for Nuveen, or may create the appearance that such a benefit exists. In addition, you must never create a position solely to provide employment for a specific individual, or tailor a job description to match a specific individual. 20. Use Nuveen’s ordinary hiring processes; do not give special treatment to Recipients or their associates. Any evaluation and engagement of candidates who are Recipients, are recommended by them, or are associated with them as described in the paragraph directly above, must be done through Nuveen's normal hiring process: • • • All candidates for the job must be evaluated on the same criteria. You must not represent or imply to any candidate, or to anyone else, that the candidate will get the job or will receive special consideration. You must not attempt to improperly influence the hiring process, such as by asking that an individual be hired as a favor to you or by falsely representing their qualifications. If a candidate is in a capacity to influence a business outcome for Nuveen, use extreme caution in discussing employment or consulting opportunities with that candidate. You must notify your local/designated CCO (who will alert the Nuveen Global Anti-Corruption Officer) before hiring anyone who is a Recipient or has been referred or recommended by one. • • • disaster relief fund. Moreover, the direct beneficiary of • Political contributions 18. Exercise caution in making any political contributions in connection with Recipients. Such contributions are not eligible for reimbursement. However, you are permitted to make them using your personal funds, so long as they are consistent with applicable legal requirements and with the spirit of this policy (for example, contributions must not be related to any improper influence). Do not make a political contribution requested by a Recipient if you are aware of any business connection between Nuveen and that Recipient, and report any such requests to the Nuveen Global Anti-Corruption Officer. • Courtesies that you would ordinarily extend to any other job applicant are acceptable. For example, you may do any or all of the following: • Accept a recommendation on hiring and pass it on to the appropriate department for consideration. Thank the individual for the recommendation. Advise the individual that Nuveen has a transparent, documented hiring process, and that hiring decisions are made only through that process. Accept a résumé or letter of recommendation from the individual and pass it on to Human Resources or the appropriate person responsible for filling the job vacancy at issue. • • HIRING INDIVIDUALS WITH GOVERNMENT CONNECTIONS 19. Never hire a Recipient, or an individual associated with a Recipient, in order to gain an improper benefit. While there is no absolute prohibition on hiring Recipients, always exercise caution. Extend the same caution to the hiring of any candidate a • SITUATIONAL EXAMPLE — CHARITABLE DONATIONS A Recipient, who is also an investor in a Nuveen fund, tells you that he is the Fundraising Committee Chair for his former university. He asks whether Nuveen would be interested in making a donation to the university. Analysis: This request is unlikely to be approved. It should be considered whether the requesting Recipient would receive some intangible benefit from his former university, or whether he appears to be attempting to link the donation to any decisions with respect to his investments in Nuveen. The analysis would be different if the request was for a donation to a government-sponsored fund established to aid victims of a recent earthquake in the official's country, particularly if it was clear that other companies were being asked to make similar donations. In that case, the Recipient would be doing his official duty in soliciting donations for this the donation would be the government, not some institution important only to the requesting official.

• Assure the individual that the suggested candidate will receive appropriate consideration on the same basis as other candidates.

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SITUATIONAL EXAMPLES — HIRING INDIVIDUALS WITH GOVERNMENT CONNECTIONS

Example 1

You are visiting a Recipient. At the end of the meeting, he mentions that his son is looking for a job and asks whether there might be a position at Nuveen. The Recipient does not in any way imply that the decision on hiring his son will affect his decision to invest in Nuveen's funds or products.

Analysis: *You may offer general information on Nuveen's hiring procedures, take the son's name and résumé, and forward it to Human Resources to be considered on the same basis as other candidates.*

Example 2

Under the same scenario, the Recipient implies that he will make a larger investment if his son is hired. While the Recipient does not state this directly, his meaning is plainly understood by the salesperson.

Analysis: *The son is now ineligible for a job at Nuveen because the request was linked, albeit indirectly, to investment in Nuveen's funds or products.*

SUMMARY OF RULES APPLICABLE TO RECIPIENTS

Always

- Always consider the context of any Gift, Entertainment, Meal, travel, or lodging.
- Always pre-clear Gifts given to a Recipient (excluding promotional items). *See "Never" for countries that do not permit any Gifts.*
- Always get pre-clearance before offering or providing Entertainment of any value. *See "Never" for countries that do not permit Entertainment.*
- Always get pre-clearance before offering or providing Meals valued at more than USD 150, or meals of any value to Recipients representing the UK. *See "Never" for countries that do not permit Meals.*
- Always get pre-clearance before offering or providing to a Recipient any air travel, luxury rail or lodging, or reimbursement for same.
- Always ensure that Recipients pay for any guests they bring and pay for any non-business activities they add to their itinerary.
- Always get pre-clearance before making a charitable donation at the request of a Recipient who is connected to Nuveen's business.
- Always keep adequate records and documentation.
- Always submit business-related expenses to Nuveen for reimbursement.
- Always use Nuveen's ordinary hiring processes; do not use different criteria or give special treatment to Recipients or their associates (as described in this policy).
- Always notify the Nuveen Global Anti-Corruption Officer before hiring anyone who is a Recipient or an associate of one (as described in this policy).
- Always report any actual or possible violations of this policy, and do so promptly.

Never

- Never provide Gifts, Entertainment or Meals of any value to Recipients representing Australia, Germany, Hong Kong, or Singapore.
- Never provide Gifts or Entertainment of any value to Recipients representing the UK, except items with a Nuveen logo valued at no more than USD 50.
- Never permit, or be part of, a "quid pro quo" arrangement (stated or implied understanding of one thing done in exchange for another).
- Never make any so-called grease payments (except to avoid physical harm).
- Never do anything that would be embarrassing to Nuveen, a Recipient, or yourself if it were to appear in the media or be noticed by a regulator.
- Never permit or encourage anyone to do something that violates law, regulation, or policy.
- Never do anything that would have the effect or appearance of circumventing a restriction.
- Never falsify records or omit material facts.
- Never give anyone more than USD 100 worth (or the equivalent in local currency) of Gifts in any 12-month period.
- Never hire anyone, or tailor a job for a specific person, in order to gain an improper benefit.

Keep in Mind

- Events that would normally be considered Entertainment are considered Gifts (and thus subject to more restrictive limits) unless both an individual subject to this policy and a Recipient are present.
- All Entertainment must have a legitimate business purpose.
- You do not need to report Gifts of low-value items that carry a Nuveen logo.
- Wherever possible, Nuveen should pay for all Entertainment, travel, and lodging directly, as opposed to reimbursing guests for the expenses.
- Use Concur (or your local expense reimbursement system) only to obtain reimbursement; you may still need to file reports for other purposes.
- You will not be subject to any reprisals for sincere inquiries or reports of policy violations, or for following this policy

Page 9 of 12 Global Anti-Corruption Policy in the draft contract, and that there are no separate oral agreements or arrangements of any kind. Getting approval from the relevant business manager for the proposed business terms of the engagement. Once all required approvals have been obtained, sending copies of all records related to the due diligence and the engagement to your local/designated CCO, who will provide copies to the Nuveen Global Anti-Corruption Officer. Third-Party Agents SELECTION, DUE DILIGENCE, AND REVIEWS 21. Perform appropriate due diligence before contracting with any Third-Party Agents. While Third-Party Agents are important to Nuveen's business development plans, it is essential to take all appropriate steps to ensure that Nuveen only engages Third-Party Agents who are expected to conduct themselves in a way that would not create liabilities - whether civil, criminal, or reputational - that could be imputed to Nuveen. Any business area seeking to engage a Third-Party Agent must appoint an individual who is responsible for following the due diligence process established within the business entity/group. (Contact the Nuveen Global Anti-Corruption Officer if you would like to review a sample diligence questionnaire.) All due diligence efforts must be documented and risk-based. As part of a risk-based, due diligence program, business areas should be guided by these best practices: • • The local/designated CCO must review and consult with Legal, and with the Nuveen Global Anti-Corruption Officer as necessary, in regard to all Third-Party Agent due diligence materials submitted, and determine whether additional actions must be taken prior to engaging the Third-Party Agent. The applicable Nuveen business area will maintain all documentation related to the Third-Party Agent. The degree of due diligence efforts required will depend on the level of risk presented by the Third-Party Agent. For example, property managers who interact with Recipients in regard to licensing/permitting activities on behalf of Nuveen would present greater risk and should receive greater review than, say, real estate brokers who do not regularly interact with Recipients. Each business area should work with the Nuveen Global Anti-Corruption Officer to calibrate their risk-based due diligence program. 22. Re-perform the due diligence for each Third-Party Agent on a regular basis, in consultation with the local/designated CCO. Each business area that has contracts with Third-Party Agents must appoint an individual who is responsible for refreshing the due diligence on each Third-Party Agent at such intervals (annually, biannually, etc.) as may be appropriate. When the engagement of a Third-Party Agent ends, the local/designated CCO must notify the Nuveen Global Anti-Corruption Officer. Identifying the entity's ownership structure and verifying its regulatory approvals and licenses. Determining whether the entity has been subject to any legal or regulatory actions, and whether it and/or its owners are listed on any global sanctions lists. Ensuring that the proposed Third-Party Agent is qualified to perform the work and has relevant prior experience. Requesting the Anti-Corruption Policy of the Third-Party Agent and sharing it with the local/designated CCO for review and feedback or, alternatively, obtaining an executed representation from the Third-Party Agent that it will comply with anti-corruption laws. (Contact the Nuveen Global Anti-Corruption Office for a copy of the representation letter.) Ensuring that an appropriate level of business management has reviewed the due diligence and any related materials, and has shared them with the local/ designated CCO. Verifying that the contractual amounts of any commissions or other compensation to be paid to the Third-Party Agent are customary and reasonable for the services provided. Ensuring that Legal has approved the final form of engagement letter or agreement with the Third-Party Agent, and that language is included in the agreement that requires, where appropriate, compliance with anti-corruption obligations when acting on behalf of Nuveen. Verifying that all material terms of the proposed business agreement are correctly represented • • • • • INTERACTIONS AND "RED FLAGS" 23. Hold Third-Party Agents to Nuveen’s high ethical standards. You must not circumvent Nuveen's policies and procedures by using a Third-Party Agent to do what Nuveen is prohibited from doing itself. A Third-Party Agent may mistakenly believe that as a local individual or company it enjoys more freedom to "play by the local rules." However, it is never acceptable for Nuveen's policies to be circumvented in this manner. Misconduct by Third-Party Agents can create legal, reputational, political, and financial risks to Nuveen - and to any individual who is implicated by virtue of their actions or their duties. • •

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Verify that all payments associated with Third-Party Agents are in line with the contract and appear proper in all regards. Each business area that has contracts with Third-Party Agents must make arrangements with its Finance function to monitor the payment activities associated with each Third-Party Agent. This includes:

- Ensuring that commissions, expenses, and other payments are properly reflected in accounting books and records and financial statements, and are not falsified or disguised in any way.
- Ensuring that no payments of commissions or other compensation are made in cash, to any other person, to bank accounts that are not in the Third-Party Agent's name, or to an account in a country that is not the country where the services were provided or where the Third-Party Agent has an office.

24. **Always remain alert for "red flags" and immediately report (as described on page 1) any that you see.** This applies not only to relationships with Third-Party Agents but to relationships with any other counterparty, such as a business partner, sub-contractor to the Third-Party Agent, or a government official. While each relationship should be evaluated on its specific facts, there are a number of "red flags" that may signify a heightened risk to Nuveen:

- A party that should be neutral (such as a Recipient) recommends a specific person or company to serve as a Third-Party Agent.
- A party seems indifferent to the price it is paying for Nuveen products or other products or services.
- A party requests that payments be made to or through a third-party or to a third-country bank account, or requests other unusual financial arrangements without reasonable explanation.
- A commercial party requests fees that are much greater than the market rate for comparable work without any reasonable explanation.
- A commercial party refuses to certify that it will not be involved in making improper payments.
- A commercial party has a reputation for paying bribes.
- A commercial party requests payment in cash.
- A commercial party is not listed in standard industry directories, or is unknown to people knowledgeable about the industry.
- A background check of a commercial party's principals uncovers evidence or reports of suspicious activities or a record of non-compliance with applicable rules or regulations.

SITUATIONAL EXAMPLES — THIRD-PARTY AGENTS

Example 1

You are responsible for securing investments in Nuveen funds from public entities in a country known for corruption. During an unguarded moment, a Third-Party Agent that has been engaged by Nuveen as a placement agent makes a comment implying that a payment will have to be made to a government official in order to secure a large pending investment. He is not explicit, but his meaning is clear.

Analysis: *The Third-Party Agent's comment is a "red flag", so you must immediately alert your manager and seek advice from the Nuveen Global Anti-Corruption Officer. This is something you must do any time you have reason to suspect that a Third-Party Agent or other entity in Nuveen's sales or marketing network may have acted, or may be about to act, in violation of Nuveen's policies.*

If you ignore this remark, or any other remark or indication that points to the same possibility, then Nuveen – and you personally – could be held liable for the illegal payment.

Under US law, a company can be held responsible for an act of corruption committed on its behalf if circumstances suggest that it knew, or should have known, of the act. UK law is even stricter: Nuveen is automatically presumed to be responsible for any bribery committed on its behalf unless it can prove that it should not be held responsible (for instance, by documenting that it had an adequate compliance program in place).

Example 2

You are in charge of evaluating potential partners for expansion into a new country. An employee of a current distributor of Nuveen's funds in a neighboring country offers to help get Nuveen set up in the new country at no cost, including a free sublet at the distributor's offices for a year, after which rent would be paid to an entity whose name you have never heard before. The employee of the distributor implies that she has not vetted this plan with her superiors.

Analysis: *There are at least two issues here, both requiring further inquiry. The first issue is whether the economic benefits are being offered on legitimate business grounds (for instance, as a competitive strategy for securing a long-term relationship) or as part of an attempt to create a quid pro quo – whether stated or merely implied. In general, if you cannot understand why the potential partner is willing to offer such attractive terms, you should not do the deal.*

The second issue is the payments to an unknown entity. That could be a sign that those funds are being improperly funneled to an employee, government official, or other Recipient.

It may be that both the economic benefits and the unknown entity prove to be legitimate, but you cannot know until you have gathered more information.

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Contracts with other parties

25. **Perform appropriate due diligence when engaging in transactional activity.** If your business unit is involved in acquiring companies that are based outside of the US or have non-US operations, your business unit CCO will establish appropriate due diligence procedures to be performed on the relevant parties in each transaction. These procedures will be designed to identify any risk of successor liability from an acquisition.

    For transactions that involve a joint venture, or the disposition of an asset in which the business unit would retain an ownership interest, your business unit CCO will establish appropriate due diligence procedures to be performed on the relevant parties to identify any reputational or related risks.

26. **When contracting with entities or individuals who are not Third-Party Agents, make sure that contract terms are transparent and complete.** Written contracts with these counterparties must accurately reflect the economics of the agreement. Make sure that in all cases, the goods or services provided and the terms of payment are clearly specified in the contract. There must not be any material aspects of the agreement that are left to oral understanding or to side documents that are not acknowledged in the contract.

27. **Avoid non-standard terms wherever possible.** Nonstandard terms in transactions – such as prepayments or delayed billing arrangements – can be used to hide improprieties or to circumvent policies, regulations, and laws. When a counterparty requests non-standard terms, use caution in accepting them. If in doubt, consult your local/designated CCO, the Nuveen Global Anti-Corruption Officer, or Legal.

28. **Obtain all necessary contract approvals.** All contracts with counterparties must be reviewed and approved by Legal and by the relevant business area head (or delegate). Once fully reviewed and approved, the contract must be signed by a Permanent Employee who has the proper authority to do so.

SITUATIONAL EXAMPLES — CONTRACTS WITH OTHER PARTIES

Example 1

You are negotiating a contract with a new pension client, and Nuveen has authorized you to offer a 1% discount on standard management fees. The pension representative says that for internal accounting reasons it would be easier if Nuveen could credit the 1% discount to a distinct bank account, rather than adjusting the terms in the contract.

Analysis: *Any request for non-standard terms should prompt you to seek further information and to proceed with caution. In this case, for instance, honoring the request would mean that there would be no sign of the discount either in the contract or in Nuveen's invoices, which would make it difficult for Nuveen to prove that the discount is in fact a discount and not an arrangement for diverting funds. Your questioning may yield information that shows that the request is legitimate. But until you have sufficient evidence to reasonably conclude that the distinct account is not enabling money to end up in the pocket of the pension representative or another improper Recipient, you should indicate to the pension representative that you are not authorized to make such a commitment on behalf of Nuveen.*

This guidance applies equally regardless of whether the pension fund is for a public or private entity.

Example 2

A counterparty requests very complicated payment terms that have no discernible business purpose.

Analysis: *You should attempt to understand whether there may be a legitimate business reason for the complex terms. While complexity does not always indicate impropriety, unnecessarily complex payment terms can be a "red flag" for corrupt activities. You should seek additional explanation or justification for the complexity.*

Page 12 of 12 Global Anti-Corruption Policy administered the Nuveen Ethics Office, with central compliance and reporting to the appropriate governing Training make a person immune from liability for conduct that Records concerning Third-Party Agents responsibilities make such training appropriate. Anyone who is knowing and following it, regardless of whether they have responsible for maintaining a record of all Third-Party Agents Exceptions Third-Party Agents, dates on which the relationship began this policy. Local/designated CCOs must ensure that all exceptions that would violate any law will be granted. Corrupt Practices Act ("FCPA") and in consideration of other POLICY ADMINISTRATION Ownership Monitoring and enforcement This policy is owned by Nuveen Europe and APAC and is The Nuveen Ethics Office is responsible for monitoring responsibility for policy content resting with the Nuveen bodies within Nuveen. Any individual who violates the policy Global Anti-Corruption Officer. The Nuveen Global Anti-is subject to penalty. Possible penalties may include a written Corruption Officer is the head of the Nuveen Ethics Office. warning, fines, and suspension or termination of employment. Literal compliance with the policy will not Training will be provided to those Permanent Employees who violates the spirit of the policy. are likely to have contact with Recipients or whose job subject to this policy, as indicated on page 1, is responsible for All local/designated CCOs for Nuveen entities are been selected for training or not.that have been contracted with by their respective business areas. Information to be maintained includes the name of This policy exists to prevent violations of law. No(and terminated), and all of the documentation discussed in applicable requirements have been implemented within their respective business areas. Applicable rules This policy has been adopted in accordance with US Foreign applicable global anti-corruption laws and standards.

SECTION 1.8 NUVEEN REPORTABLE EVENTS POLICY

nuveen
A TIAA Company

Nuveen Compliance | 16 April 2020

Reportable Events Policy

SUMMARY AND SCOPE

What this policy is about

Establishing requirements to help ensure you report certain legal, financial, or other Reportable Events to Nuveen Compliance that involve you or any entity you controlled at the time of the event.

Who this policy applies to

- All Permanent Employees based in the US and Canada.
- All Permanent Employees of any US-registered investment adviser who are based outside the US.
- Any consultants, interns, or temporary workers in the US or Canada notified by Nuveen Compliance, Americas or their local/designated Chief Compliance Officer (CCO) that this policy applies to them.

WHO TO CONTACT
Nuveen Compliance, Americas
brokerdealercomp@nuveen.com

TERMS WITH SPECIAL MEANINGS Within this policy, these terms are defined as follows:

Nuveen, LLC and all of its direct or indirect subsidiaries worldwide.

Permanent Employees Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

Important to understand

If an event is reportable, it doesn't matter where it happened or who the legal or regulatory authority or other opposing party is. With Reportable Events, the financial service industry's focus is on circumstances that could appear to call into question an individual's ethics or judgment.

Consequently, you must report to Nuveen Compliance, Americas, or your local/designated CCO any reportable interaction with any authority that has jurisdiction over the matter - civil or military; domestic or foreign; regulatory or self-regulatory; municipal, state, or federal. This includes securities exchanges and professional associations. In turn, Nuveen must review each Reportable Event and may submit reports to those authorities that require them.

Failure to disclose a Reportable Event can have repercussions for you and for Nuveen. If you have any doubt whether something is reportable, contact Nuveen Compliance, Americas or your local/designated CCO.

In many cases, each stage of a proceeding must be reported separately as its own Reportable Event. For instance, the filing of a complaint by a financial regulator or law enforcement agency and the resolution of that complaint are each Reportable Events. An arraignment, conviction, and sentencing constitute three separate Reportable Events, even if all are related to the same alleged crime.

Reportable Events Policy Page 2 of 2 R E S T R I C T I O N S A N D R E Q U I R E M E N T S 1. Promptly notify Nuveen Compliance, Americas or your local/designated CCO of any Reportable Event. Report an event within lo calendar days of its occurrence. Use PTA or report to your local/designated CCO using the Reportable Events Form. A Reportable Event is any of the following that involves you personally or any entity you controlled at the time of the event: any sales practice violation or of theft, forgery, or misappropriation of assets. Any arbitration or civil litigation relating to securities, commodities, real estate, banking, or insurance. Any order or injunction from the U.S. Postal Service related to allegations of obtaining money or property through false representation. Any instance where a bonding company has denied, revoked, or made a payment on a bond for you. Any judgment, finding, decision, sanction, penalty, consent decree, or settlement in connection with any of the above. • • • Any arraignment, charge, indictment, or entering of a plea in a criminal matter, other than a minor traffic violation. Any bankruptcy (whether voluntary or not), unsatisfied lien or judgment, short sale of a property, or settlement with a creditor involving any forgiveness of debt. Any notice or action involving any foreign or domestic regulator, self-regulatory organization, or commodities exchange, such as a complaint, request for information or testimony, subpoena, any notice of proceedings or of an investigation, or a Wells notice. Any suspension or revocation of authorization to act as an attorney, accountant, or federal contractor. Any other hearing or formal adjudication in which a professional designation or license was revoked or suspended or forfeited in anticipation of such hearing. Any new complaint from any former, current, or prospective customer that makes allegations of • • • The information will be evaluated to determine any reporting or disclosure obligations (for example, broader reporting related to complaints may be required for certain registered investment advisers). If there are, Nuveen Compliance, Americas or your local/designated CCO will coordinate with you to address them. 2. Complete the Annual Compliance Questionnaire/ Certification when requested. Note that the questionnaire is not a substitute for properly reporting an event as described above. • • • •

SECTION 1.9 NUVEEN DOING BUSINESS WITH GOVERNMENT ENTITIES POLICY

Nuveen Compliance | 11 November 2019 Doing Business With US State or Local Government Entities Policy S U M M A R Y A N D S C O P E What this policy is about Getting approval before engaging in activities with a State or Local Government Official that are deemed to be soliciting or lobbying, and adhering to all resulting restrictions and requirements. Who this policy applies to •Any Permanent Employee who might interact with a State or Local Government Official. •Any consultants or temporary workers notified by the Nuveen Ethics Office or their local/designated Chief Compliance Officer (CCO) that this policy applies to them. Important to understand Laws and regulations vary widely across states and municipalities. Activities that are permissible in one state may be prohibited by another. Some municipalities have their own laws in addition to state laws, and some US State and Local Government Entities have their own internal policies in addition to state and local laws. Soliciting or Lobbying a State or Local Government Official may trigger time-sensitive obligations. For example, you may be required to register as a lobbyist in a state or municipality, complete a state or municipality-governed ethics training course, or comply with other stringent disclosure requirements. Violations of this policy could have serious consequences for Nuveen. Nuveen could lose current government clients, be disqualified from doing business with potential new clients, and could suffer damage to its reputation. WHO TO CONTACT Nuveen Ethics Office, Americas: nuveenethicsoffice@nuveen.com 1-800-842-2733, extension 22-5599 TERMS WITH SPECIAL MEANINGS Within this policy, these terms are defined as follows: Lobbying Contact with a State or Local Government Official with the intent of influencing official action pertaining to legislative, regulatory, or policy matters. This does not include contact related to regulatory examinations, any public comment process, any interactions aimed at obtaining factual information concerning disclosures, or providing subject matter expertise in relation to municipal securities, such as improving disclosures or changing trustees or bond covenants. Nuveen, LLC and all of its direct or indirect subsidiaries worldwide. Permanent Employee Any full-or part-time employee of Nuveen, NOT including consultants and temporary workers. State or Local Any US state; any non-state that is under the ownership, control, or protection of the United States; any US county, city, town, municipality, or territory (such as Guam, the US Virgin Islands, or Puerto Rico). State or Local Government Entity Any State or Local government, agency, authority, or instrumentality; any pool of assets sponsored by a State or Local government (such as a defined pension plan, separate account, or general fund); any participant-directed plan of a State or Local government (such as a 529, 403(b), or 457 plan); public universities and their endowments or other funds. State or Local Government Official Any elected, appointed, or employed official at any level of State or Local government, and any candidate for State or Local office. This includes any board members or employees of a State or Local retirement plan or a government-controlled enterprise (which includes all employees of public universities). Third-Party Solicitor Any individual who is not a Permanent Employee of Nuveen or an employee of TIAA, and any entity not affiliated with Nuveen that directly or indirectly solicits any client for, or refers any client to, any affiliate of Nuveen.

Doing Business With US State or Local Government Entities Policy Page 2 of 4

WHAT IS CONSIDERED A SOLICITATION?

Any communication with a State or Local Government Official for the purpose of obtaining or retaining a State or Local Government Entity as a client is considered a solicitation. It doesn't matter whether the communication is direct or indirect, oral or written.

Examples of solicitation

Common examples are:

- Leading or participating in a sales meeting with a State or Local Government Official regarding any Nuveen product or service. This applies no matter who initiated the meeting.
- Contacting an investment consultant retained by a State or Local Government Entity to discuss investment opportunities specific to that entity.

Examples of what is NOT solicitation

Solicitation does not include:

- Contact with a State or Local Government Official for preliminary information to determine if there is a potential business opportunity.
- Submitting a response to a Request for Proposals or Request of Qualifications in connection with investment advisory business. However, contacts made prior to the issuance of an RFP or outside of the formal RFP process (such as with a high-level State or Local Government Official or employee who is not part of the RFP process) are considered solicitations.
- Providing client services under an existing contract.
- Social conversations with a State or Local Government Official that do not involve any discussion of Nuveen products or services.
- Casual conversations or incidental contact with a State or Local Government Official at a conference or similar setting. However, a prearranged meeting or an in-depth discussion with the same individual regarding any Nuveen product or service is considered a solicitation.
- Sending a Nuveen prospectus or general marketing information unsolicited to a State or Local Government Official. However, any follow-up contact is considered a solicitation.

RESTRICTIONS AND REQUIREMENTS

1. **Request pre-clearance well in advance of contacting any State or Local Government Official to solicit business or engage in Lobbying.** Pre-clearance is necessary, as certain state and/ or municipality laws and regulations may require registration or reporting prior to engaging in Lobbying or a solicitation.

   Submit your pre-clearance request through the Protegent PTA system (PTA), or coordinate your request through your local/designated CCO. You will be asked to include all of the following in your request:

   - Meeting date.
   - Name of State or Local Government Entity.
   - Names and positions of all State or Local Government Officials participating in the meeting.
   - Nuveen employees participating in the meeting.

   The Nuveen Ethics Office will review your request and conduct the research necessary to inform you how you may legally and appropriately engage with the identified State or Local Government Official(s). The Nuveen Ethics Office will also let you know whether you will need to pre-clear further communications with the State or Local Government Official after the initial contact.

   You do not need to request pre-clearance to participate in solicitation or Lobbying jointly with TIAA's Government Relations Department. In these circumstances, TIAA's Government Relations Department is responsible for obtaining pre-clearance.

Doing Business With US State or Local Government Entities Policy
Page 3 of 4

2. **Pre-clear all gifts, meals, and entertainment offered to State or Local Government Officials, regardless of value. Submit your pre-clearance request through the PTA system, or if time-sensitive, call** the Nuveen Ethics Hotline. You can also request preclearance by contacting your local/designated CCO, who will coordinate with the Nuveen Ethics Office. Be aware that some states and municipalities prohibit gifts, meals, **or entertainment of any type, form, or value. As a result,** the pre-clearance requirement for gifts extends to all **items bearing a Nuveen logo.**

3. **Strictly observe any requirements or conditions attached to the Nuveen Ethics Office's approval.** For example, you may be required to complete a training course held by the State or Local Government Entity's designated ethics office, track the time and expenses you **incur in connection with soliciting or Lobbying the State or Local Government Entity, or meet other compliance** obligations (see the box on the following page).

   If your activity triggers any registration or reporting requirements, the Nuveen Ethics Office will prepare and submit the required materials on your behalf.

4. **In rare circumstances where pre-clearance is not possible, you may report solicitations or business meals, within two business days after the fact.** This applies only if an unanticipated **opportunity arises to engage in a solicitation with,** or provide food or beverages to, a State or Local Government Official and there is not enough time to **obtain pre-clearance. This is not without risk, so** preclearance is always the most prudent course of action. Note that gifts, entertainment, and Lobbying must be pre-cleared in all circumstances.

5. **Be aware that Third-Party Solicitors are contractually prohibited from soliciting** State **or Local Government Entities, or from receiving "finders fees" for helping Nuveen obtain or retain State or Local Government Entities as clients.** Third-Party Solicitors could create liability for Nuveen, and accordingly, adequate due diligence is essential and continual supervision **may be necessary. Exceptions to this restriction may** be made based on facts and circumstances. Contact the Nuveen Ethics Office or your local/designated CCO for **more information.**

POTENTIAL ADDITIONAL REQUIREMENTS

State or Local Government Entities may require that you complete certain ethics-related disclosures or certifications. You may receive these in connection with a solicitation, an RFP, an investment advisory agreement, or because of your Lobbying activity. Contact the Nuveen Ethics Office or your local/designated CCO before submitting any forms or other information back to the entity.

Examples of disclosures and limitations include:

- **Placement agent disclosure form.** Some US State or Local Government Entities classify Nuveen employees who solicit business from the entity as "placement agents" and require them to submit a form disclosing certain information, such as about their compensation and about gifts and campaign contributions to US State or Local Government Officials
- **Lobby law reference.** In some cases, soliciting a State or Local Government Entity may trigger registration and/ or reporting as a lobbyist and may require a certification of compliance with relevant lobby law or disclosure of registered lobbyists.
- **Classification as a "public official."** The existence of an investment advisory agreement with a State or Local Government Entity can cause certain Nuveen employees to be considered "public officials" and thus subject to the ethics requirements that apply to such officials.
- **Gift policies.** Some State or Local Government Entities adopt special restrictions on gifts, including hospitality and entertainment, from current or prospective vendors. Others require the disclosure of gifts to State or Local Government Officials or certifications of compliance with laws and policies limiting or prohibiting gifts.
- **Restrictions on communications.** Often referred to as a "black-out" period or a "cone of silence," these restrictions may prohibit Nuveen and its employees from contacting representatives of the State or Local Government Entity while there is a pending search or RFP.

Doing Business With US State or Local Government Entities Policy

Page 4 of 4

SITUATIONAL EXAMPLES

Example 1

- Bob, a Nuveen employee, is at a conference and sits next to Janet, an investment official of a municipal pension fund. They begin casually discussing golf during the break. **Pre-clearance/notification not required.** *The conversation is casual and does not involve any defining elements of a solicitation.*
- Janet mentions that they are seeking a new investment adviser. Bob decides to request a meeting with Janet's team to discuss the potential business opportunity. **Pre-clearance/notification required.** *Bob is now seeking to solicit a State or Local Government Official.*
- Janet informs Bob that she cannot meet with him because an RFP has been issued and they are prohibited from speaking with prospective bidders. Bob decides to submit a response to the RFP. **Pre-clearance/notification not required.** *Preparing and submitting a response to an RFP is not a solicitation.*
- Independent of the RFP process, Bob decides to contact a board member of the pension fund to encourage him to support Nuveen's bid. **Pre-clearance/notification required.** *This communication is outside the formal RFP process.*

Example 2

- John, a recently hired Nuveen employee, wants to build relationships with prospective clients. He decides to send a Nuveen capabilities book to various public pension systems. **Pre-clearance/notification not required.** *Sending unsolicited general marketing information does not require pre-clearance/notification.*
- John decides to call a county retirement system in his territory to see if they are seeking a new investment adviser. **Pre-clearance/notification not required.** *This is an initial call to determine if there is a potential business opportunity.*
- The county retirement system confirms they are looking for a new investment adviser. **Pre-clearance/notification required.** *Any subsequent contact from John is considered a solicitation.*
- John schedules a sales meeting with an investment consultant representing a state retirement system. **Pre-clearance/notification required.** *A sales meeting with the investment consultant is usually considered a solicitation of the State or Local Government Entity.*

Example 3

- Sue, a Nuveen employee, is staffing an exhibition booth at a conference for government investment officers. She hands a brochure containing an overview of Nuveen affiliates and offerings to Tom, a municipal investment officer. **Pre-clearance/notification not required.** *The brochure is general marketing information.*
- Tom, an investment official with a state retirement system, then asks Sue for information about Nuveen's small-cap strategy. Sue hands him a brochure with general information about the small-cap strategy. **Pre-clearance/ notification not required.** *This brochure is also considered general marketing information.*
- Sue offers to set up a meeting with Tom to discuss the small-cap strategy in more detail. **Pre-clearance/ notification required.** *Sue can schedule the meeting, but she must get pre-clearance or promptly report the contact within 2 business days.*

RELATED POLICIES

The topics covered in this policy are closely related to those covered in Nuveen's policies on Business Gifts, Meals, and Entertainment and on Political Contributions and Activities.

In particular, bear in mind:

- You must pre-clear gifts, meals, or entertainment of any value before offering them to a State or Local Government Official.
- You must pre-clear all political contributions and political activities.

SECTION 1.10 NUVEEN VOLCKER RULE POLICY

Nuveen Compliance | January 13, 2020 Volcker Rule Policy S U M M A R Y A N D S C O P E What this policy is about Ensuring that Nuveen complies with all applicable requirements of the Volcker Rule, including restrictions on Proprietary Trading and on activities involving Covered Funds. This policy also extends to pooled vehicles and accounts deemed Volcker Affiliates for which Nuveen has responsibility, through an agreement or arrangement, for Volcker Rule compliance. The Volcker Rule directly affects some employee investments. Personal investment in a Nuveen-Sponsored Covered Fund must be pre-cleared to avoid company level penalties. Use the Protegent PTA system (PTA), or do as otherwise directed in your local policy on personal account dealing. Who this policy applies to • All Permanent Employees worldwide. •Any consultants or temporary workers notified by the Nuveen Ethics Office or their local/designated Chief Compliance Officer (CCO) that this policy applies to them. Important to understand Volcker Rule trading restrictions apply more widely than may be apparent and can create serious consequences if violated. As a subsidiary of TIAA, Nuveen is deemed under the Volcker Rule to be a Banking Entity. This means that Nuveen is subject to the restrictions and limitations imposed by the Volcker Rule. In addition, Nuveen is responsible for managing certain pooled vehicles and accounts, e.g., separate accounts. These vehicles and accounts may also be deemed Banking Entities. Subject to certain exemptions and exclusions, the Volcker Rule prohibits or limits the following activities by Banking Entities: • • Proprietary Trading; Acquiring or retaining any equity, partnership, or other Ownership Interest in a Covered Fund; and Acting as a Sponsor of or engaging in certain activities, relationships, or transactions with a Covered Fund. • WHO TO CONTACT For questions about this policy and the Volcker Rule contact: Nuveen Volcker Rule Compliance or your local/ designated CCO or Legal team member. Nuveen Volcker Rule Compliance: nuveenvolckercompliance@nuveen.com For pre-clearance of business activities, use the appropriate Volcker Rule pre-clearance form available on the Nuveen Compliance Intranet page or from your local/ designated CCO or Legal team member. For pre-clearance of personal investments, use the Protegent PTA system (PTA), or do as otherwise directed in your local policy on personal account dealing. You can also contact your local/designated CCO for assistance.

Volcker Rule Policy Page 2 of 3 RE STRICT IONS A N D R E Q U IR E M E N T S 1.Consult with Nuveen Legal before taking any action that might be considered Proprietary Trading. Nuveen and other Volcker Affiliates are generally prohibited from engaging in Proprietary Trading with their own balance sheets. However, important exceptions may be available for certain Volcker Affiliates (for example, insurance general accounts). If you are unsure whether any action you propose to take could be deemed Proprietary Trading on behalf of Nuveen or a Volcker Affiliate, consult with Nuveen Legal. 2. Obtain pre-clearance from Nuveen Legal by using the appropriate Volcker Rule pre-clearance form before forming, serving as the Sponsor of, or acquiring an Ownership Interest in a Covered Fund on behalf of Nuveen or any other Volcker Affiliate. Volcker Affiliates are generally prohibited from engaging in such activities, however, certain exemptions may be available (such as insurance general accounts holding Ownership Interests in Covered Funds). 3. Obtain pre-clearance from Nuveen Legal before engaging in any transaction between a Volcker Affiliate and a Nuveen or TIAA (or one of their Volcker Affiliates) sponsored Covered Fund. Such transactions may be considered prohibited transactions under so-called `Super 23A' (prohibiting credit support, guarantees and the like in favor of these Covered Funds) and `Section 23B' (requiring among other things arms' length terms for transactions with Covered Funds) provisions of the Volcker Rule. 4. Obtain pre-clearance from Nuveen Legal using the appropriate Volcker Rule pre-clearance form before investing in equities (or equity-like fixed income positions) for any Volcker Affiliate that is not a Covered Fund. Such positions may cause the entity in which the investment is made to be, a Volcker Affiliate and potentially a Banking Entity that could itself be subject to the Volcker Rule and this policy. In addition, such equity positions may inadvertently represent Ownership Interests in Covered Funds (see Item 2 above). TERMS WITH SPECIAL MEANINGS Within this policy, these terms are defined as follows: Banking Entity Generally, any insured depository institution, or any company that controls, is a subsidiary, or is a Volcker Affiliate of one. Covered Funds, even if Volcker Affiliates, are not deemed Banking Entities, although sponsorship and investing activities in respect of Covered Funds regardless of their status under this definition are governed by the Volcker Rule, as described below. Covered Fund Generally any hedge fund, private equity fund, private commodity pool or other private fund offered in the U.S. or a foreign country. A collateralized loan obligation may not be considered a Covered Fund if it only holds loans and hedging instruments and meets certain other conditions. Registered Funds are specifically excluded from the definition of Covered Fund. Nuveen, LLC and all of its direct and indirect subsidiaries worldwide. Nuveen Volcker Rule Compliance The Compliance team responsible for maintaining and administering Nuveen’s Volcker Rule Compliance program, including this policy. Ownership Interest Equity, partnership, or other similar interest in a Covered Fund, including debt instruments with equity-like characteristics, but excluding a "restricted profit interest" (generally, an interest the sole purpose and effect of which is to allow the receipt of performance compensation from the Covered Fund). Permanent Employee Any full-or part-time employee of Nuveen, NOT including consultants and temporary workers. Proprietary Trading A Banking Entity engaging as a principal for its own "trading account" (as defined in the Volcker Rule) in any transaction to purchase or sell, or otherwise acquire or dispose of: (i) any security; (ii) any derivative; (iii) any contract of sale of a commodity for future delivery; or (iv) any option on any such security or derivative. Registered Fund Any registered investment company (such as a mutual fund, closed-end fund, or ETF), business development company, or foreign public fund (such as UCITS). CREF is also a Registered Fund for these purposes. Sponsor Any individual or entity that: • is a general partner, managing member, trustee or commodity pool operator of a Covered Fund; • selects or controls (or its employees, officers, directors or agents constitute) a majority of the directors, trustees, or management of a Covered Fund. TIAA Teachers Insurance and Annuity Association of America and all of its direct and indirect subsidiaries, including (for these purposes) TIAA, FSB, a federally insured depository institution. Volcker Affiliate (i) Nuveen, LLC and each of its direct and indirect subsidiaries; and (2) any other Banking Entities that control, are controlled by or are under common control with TIAA for which Nuveen employees have responsibility when engaging in transactions for such legal entities. This includes, for example, most real estate funds (registered and unregistered) and real asset funds, TIAA's General Account and Real Estate Account and their subsidiaries and entities deemed controlled by such funds or accounts, e.g., joint ventures. It does not include Registered Funds.

Volcker Rule Policy Page 3 of 3 5. Obtain pre-clearance from Nuveen Legal using the appropriate Volcker Rule pre-clearance form before investing in equities (or equity -like fixed income positions) on behalf of any Volcker Affiliate that is not a Covered Fund. Such positions may cause the downstream entity in which the equity or equity-like investment is made to be a Volcker Affiliate and potentially a Banking Entity that could itself be subject to the Volcker Rule and this policy. In addition, such equity positions may inadvertently represent Ownership Interests in Covered Funds (see Item 2 above). 6. Obtain pre-clearance by submitting a Private Placement pre-clearance request through PTA (or as otherwise directed under local policies) before obtaining a Beneficial Interest in a Nuveen sponsored Covered Fund, or allowing a household member to do so. "Beneficial Interest" and "Household Member" are defined in the Nuveen Code of Ethics Policies. If you are involved in activities related to Nuveen’s sponsorship of a Covered Fund and become aware of an employee of Nuveen, TIAA or any other Volcker Affiliate investing in such fund, please consult with Nuveen Legal immediately. (Under the Volcker Rule, employees of TIAA and its Volcker Affiliates may be restricted from investing in certain Nuveen-sponsored Covered Funds). 7. Complete annual Volcker Rule compliance training. Nuveen Volcker Rule Compliance and/or your local/designated CCO will assign training if your business area or job responsibilities include activities subject to the Volcker Rule (such as investment, sponsorship and/or trading activities). 8. Do not create or permit employee compensation arrangements that are designed to reward or incentivize prohibited Proprietary Trading or Covered Fund activities or excessive or imprudent risk taking. Nuveen Human Resources should consult with Nuveen Legal before offering any compensation arrangement that could implicate the Volcker Rule. 9. When in doubt, consult with Nuveen Volcker Rule Compliance or your local/designated CCO. If you are unsure whether something that you are proposing to do would implicate the Volcker Rule and this policy, always involve your local/designated CCO, who can review the situation with Nuveen Legal. "Nuveen Code of Ethics Policies"). RELATED POLICIES The topics covered in this policy are closely related to those covered in the Nuveen Code of Ethics, the Nuveen Code of Ethics/Personal Account Dealing - Europe and Asia-Pacific, and the Gresham Code of Ethics policies (together, The Nuveen Code of Ethics and the Gresham Code of Ethics already require employees and their household members to pre-clear a personal investment in any private placement, including in any private funds advised or subadvised by Nuveen. All pre-clearance requests regarding investments in Nuveen-sponsored Covered Funds will undergo extra scrutiny to ensure compliance with the Volcker Rule. See the full Nuveen Code of Ethics Policies for details. In addition, TIAA has adopted an enterprise-wide Volcker Rule Policy that is overseen by TIAA executive management and the TIAA Board of Trustees. This Nuveen Volcker Rule Policy is intended to supplement and not contradict such TIAA Policy.

SECTION 1.11 NUVEEN SHARED PERSONNEL (MULTIrHATTING) POLICY

Nuveen Compliance | 20 February 2020 Shared Personnel (Multi-Hatting) Policy S U M M A R Y A N D S C O P E What this policy is about Ensuring that the sharing of certain employees and their supervisors across affiliated investment advisers is handled appropriately, including policies, controls, and supervision. Who this policy applies to • States. All Permanent Employees located in the United •Any consultants or temporary workers notified by Nuveen Compliance or their local/designated Chief Compliance Officer (CCO) that this policy applies to them. Important to understand Failure to follow this policy could create significant business and reputational concerns for Nuveen, as well as potential liability. An employee acting on behalf of a Nuveen investment adviser without both appropriate authorization and full compliance with applicable policies and procedures may violate Nuveen’s contractual commitments and regulatory obligations. Managers have an obligation to supervise employees acting on behalf of multiple Nuveen investment advisers. Failure to comply with this policy could lead to regulatory sanctions being placed on the firm and could prevent the affected advisers from being able to carry out their desired investment strategies. TERMS WITH SPECIAL MEANINGS Within this policy, these terms are defined as follows: Investment-Related Research All research applicable to investments, such as investment recommendations, research reports, company analysis, market color or data or views on any particular issuer, sector, or holding. Multi-Hatted Performing investment-related activities, specifically making, participating in, or executing investment decisions on behalf of multiple Nuveen investment advisers. This includes portfolio management (client or otherwise), research, and trading personnel, or such other adviser personnel as may be determined by Compliance from time to time, but does NOT include members of shared services teams (Legal, Compliance, Risk, Finance, Operations and Technology, Sales (IAS), Global Product or Marketing) or personnel who provide such investment-related activities only through a subadvisory agreement. Multi-Hatting Office A team within Adviser Compliance that oversees this policy and the administration of the multi-hatting process. Multi-Policy Regime The requirement that a Multi-Hatted employee comply with certain policies and procedures of each Nuveen investment adviser for which the employee performs investment-related activities (as defined in "Multi-Hatted" above). Nuveen, LLC and all of its direct or indirect subsidiaries. Permanent Employee Any full-or part-time employee of Nuveen, NOT including consultants and temporary workers.

Shared Personnel (Multi-Hatting) Policy Page 2 of 2 G E N E R A L R E S T R I C T I O N S A N D R E Q U I R E M E N T S 1.Obtain advance approval from the Multi-Hatting Office before acting on behalf of a second Nuveen investment adviser or allowing any individual you manage to do so. This prohibition applies to managers as well as to individual employees. See contact information at right. 2. Obtain advance approval from the Multi-Hatting Office before designating any individual you manage as Multi-Hatted. This applies whether the individual is a new or existing report. 3. Ensure that you as an individual, as well as any individual you manage, receive any required compliance training before beginning work under any Multi-Hatting arrangement. The local/ designated CCO of each applicable adviser will advise the manager and the employee of all relevant requirements or training, including whether and to what extent a Multi-Policy Regime will apply. 4. For any individual you manage, provide notice before making any change in a Multi-Hatting arrangement, or in any related representations. As a manager, you should provide notice as soon as practicable (see contact information at right). You must also provide notice of any changes in any of the representations made in obtaining approval (for example, material changes in the individual's job responsibilities). 5. If an individual you manage will be hatted into another adviser, the individual must be supervised in the additional adviser. If you are going to supervise that individual in the additional adviser, then you must be hatted into that adviser. 6. As an individual, ensure that all appropriate notifications have been provided before you begin to act in accordance with any role changes. 7. If you are Multi-Hatted and provide Investment-Related Research to a portfolio manager, you must provide such research to every Portfolio Manager managing the same strategy or asset class at approximately the same time, within all advisers into which you are hatted. Research you provide electronically must be sent simultaneously to all applicable recipients. If you provide the research to one or more Portfolio Managers verbally, you must then promptly email the material information to all applicable Portfolio Managers. ADMINISTRATION Approval of Multi-Hatting Requests The following describes the process to be followed upon receipt of a request for Multi-Hatting approval for an individual. • The compliance officer covering the applicable business is responsible for tracking and monitoring the universe of hatted personnel within their jurisdiction, and for maintaining documentation of the hatted personnel and the applicable supervision. • Nuveen Compliance, upon learning of a hatting request, will notify the applicable compliance officer, who will contact the individual’s manager, and any proposed manager in the additional adviser, to discuss the arrangement and to advise the manager and the individual of the necessary documentation and relevant requirements, including whether a Multi-Policy Regime will apply (and if so, to what extent). • Working with Nuveen Compliance, the applicable compliance officer must assess their understanding of the request, and must complete a form reflecting that understanding (except that, in the case of a large, high-profile project involving multiple hatted personnel, the Compliance officers must provide a memorandum to the Multi-Hatting office). The form may include the following aspects, among others: –Rationale for Multi-Hatting. –Individual's physical location(s). –The reporting arrangement within each adviser. – Any information barriers to which the individual would be newly subject. – Representation as to whether the individual will comply with the Multi-Policy Regime, and which policies the individual will be required to comply with. –Required licenses and registrations, if any. – Any necessary revisions to the advisers’ disclosure documents, such as Form ADV or relevant product materials. – Whether the Multi Policy Regime will apply, or whether there is a finding of equivalency between the policies of the applicable advisers. • The compliance officer of the additional adviser must notify the Ethics Office of all Multi-Hatting arrangements and the Ethics Office shall adjust its controls accordingly. • Upon approval, the compliance officer of the additional adviser must notify the Corporate Secretary's office and other identified Nuveen stakeholders. WHO TO CONTACT For advance approvals, notifications of change and questions relating to this policy: Multi-HatRequests@nuveen.com